CODE OF ETHICS

Most Recently Revised: January 2025

Last Reviewed: January 2025

_________________________________________________________________________________

PGIM Investments LLC (“PGIM Investments” or “PI”)

AST Investment Services, Inc. (“ASTIS”)

(Each, an "Adviser", collectively the “Advisers”)

Background

Rule 204A-1 under the Advisers Act requires each federally registered investment adviser to adopt a written code of ethics designed to prevent fraud by reinforcing the principles that govern the conduct of investment advisory firms and their personnel. In addition, the code of ethics must set forth specific requirements relating to personal securities trading activity including reporting transactions and holdings.

Generally, this Investment Adviser Code of Ethics (“Code”) applies to directors, officers and employees acting in an investment advisory capacity who are known as Supervised Persons and, in some cases, also as Access Persons of the Advisers.1 Supervised Persons covered by more than one code of ethics meeting the requirements of Rule 204A-1 will be subject to the code of the primary entity with which the Supervised Person is associated.

Employees identified as Supervised and Access Persons must comply with the Code. Employees can check their classification on Compliance Center. Supervised Persons must be provided and must acknowledge receipt of this Code and any amendments to the Code. They must also comply with the federal securities laws.

Policies and Procedures

Prudential holds its employees to the highest ethical standards. Maintaining high standards requires a total commitment to sound ethical principles and Prudential’s values. It also requires nurturing a business culture that supports decisions and actions based on what is right, not simply what is expedient.

It is the responsibility of management to make the Company’s ethical standards clear. At every level, employees must set the right example in their daily conduct. Prudential expects employees to be honest and forthright and to use good judgment. We expect them to deal fairly with customers, suppliers, competitors, and one another. We expect them to avoid taking unfair advantage of others through manipulation, concealment, abuse of confidential information or misrepresentation.

1Supervised Persons are defined as an officer, director or employee of a registered investment advisor, or are an individual who provides advice on behalf of the adviser and are subject to the adviser’s supervision and control. Access Persons are defined as an employee who works in or supports portfolio management activities and has access to non-public investment advisory client trading information, recommendations or has access to non-public portfolio holdings of mutual funds.

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Moreover, employees must understand the expectations of the Company and apply these guidelines to analogous situations or seek guidance if they have questions about conduct in given circumstances.

It is each employee’s responsibility to ensure that we:

Nurture a company culture that is highly moral and make decisions based on what is right.

Build lasting customer relationships by offering only those products and services that are appropriate to customers’ needs and provide fair value.

Maintain an environment where employees conduct themselves with courage, integrity, honesty and fair dealing at all times.

Ensure no individual’s personal success or business group’s bottom line is more important than preserving the name and goodwill of Prudential.

Regularly monitor and work to improve our ethical work environment.

Because Ethics is not a science, there may be gray areas. We encourage individuals to ask for help in making the right decisions. Business Management, Business Ethics Officers, and our Human Resources, Law and Compliance and Enterprise Ethics professionals are all available for guidance at any time.

Investment Adviser Fiduciary Standards

Investment advisers are fiduciaries for clients. Fiduciary status may exist under contract; common law; state law; or federal laws, such as the Investment Advisers Act of 1940, the Investment Company Act of 1940 and ERISA.

Whenever a Prudential adviser acts in a fiduciary capacity, it will endeavor to consistently put the client’s interest ahead of the firm’s interests. It will disclose actual and potential meaningful conflicts of interest. It will manage actual conflicts in accordance with applicable legal standards. If applicable legal standards do not permit management of a conflict, the adviser will avoid the conflict. Adviser personnel will not engage in fraudulent, deceptive or manipulative conduct. Advisers will act with appropriate care, skill and diligence.

Advisory personnel are required to know when an adviser is acting as a fiduciary with respect to the work they are doing. In such cases, advisory personnel are expected to comply with all fiduciary standards applicable to the firm in performing their duties. In addition, they must also put the client’s interest ahead of their own personal interest. An employee’s fiduciary duty is a personal obligation. While advisory personnel may rely upon subordinates to perform many tasks that are part of their responsibilities, they are personally responsible for fiduciary obligations even if carried out through subordinates. Employees should be aware that failure to adhere to the standards under this Code might lead to disciplinary action up to and including termination of employment.

Reporting Violations of the Code

Failure to comply with any of the requirements (or report potential violations) of this Code and the other important policies listed above may result in violations of securities laws and regulations. Prudential takes such violations very seriously. Any potential violation of the provisions of this Code will be investigated by Law & Compliance. If a determination is made that a violation has occurred, we may impose appropriate sanctions, up to and including termination of employment or referral to regulatory, civil, or criminal authorities.

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To report suspected violations, you should contact Compliance. If you feel uncomfortable reporting directly to Compliance, you may also report suspected violations to our Ethics Help Line (1-800-752- 70241) or Website https://prudential.ethicspoint.com. Prudential will not tolerate any discrimination, harassment, or retaliation against anyone who makes a good faith report or assists in an investigation.

You may voluntarily communicate with or provide information to government agencies regarding potential violations of the law without providing notice to, or obtaining approval, from Prudential. Nothing in these Standards is intended to, or should be interpreted, to preclude anyone from exercising these rights.

Incorporated Policies

This Code complements other important Prudential Policies that address ethics and conflicts, such as:

Code of Ethics – Personal Investing Standards. All investment advisory personnel are subject to the Code of Ethics – Personal Investing Standards and must comply with all requirements therein unless otherwise notified by Compliance.

Global Insider Trading Policy. All employees of Prudential are subject to the Global Insider Trading Policy and must comply with applicable requirements.

Insider Trading and Information Barrier Standards. All Supervised and Access Persons

receive training on their obligations and must comply with any information barrier restrictions applicable to their business unit or job function.

Compliance Policies and Procedures – all investment advisory personnel must comply with their applicable business unit policies and procedures.

Although not part of this Code, Prudential’s Code of Conduct, titled Making the Right Choices, applies to all Prudential employees. In addition to the Code, employees in the investment advisory business are also subject to all applicable compliance manuals, policies and procedures. If you have any questions as to your requirements under the Code or as to which registered investment adviser(s) you are affiliated with, please contact Compliance.

Related Policies:

Prudential’s Code of Conduct - Making the Right Choices

Prudential’s Code of Ethics – Personal Investing Standards

Prudential Global Insider Trading Policy

Prudential’s Insider Trading and Information Barrier Standards

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Applies to:

All employees (full-time and part-time), globally, that work for, support, or are a registered representative of any of Prudential’s asset management, investment adviser, and broker dealer businesses (CIO, PAD, PGIM, PIMS, and PruCo)

All contractors, interns, temporary employees, and others who have been notified by compliance are subject to this policy.

Questions?

CONTACT: PST.Help@prudential.com

This policy complements other important Prudential policies that address ethics and conflicts, such as Prudential’s Code of Conduct

–Making the Right Choices, Conflicts of Interest Policy, Global Anti-Bribery and Anti- Corruption Policy, Information Barrier Standards, and Global Insider Trading Policy.

Code of Ethics

Personal Investing Standards

December 17, 2024

Prudential Financial, Inc.- Compliance Approval Required Prior to External Dissemination

Overview ....................................................................................................................................................................	4
Key Points ...............................................................................................................................................................	4
Who is covered under these standards? ................................................................................................................	4
Roles and Responsibilities ......................................................................................................................................	4
Employee Classifications.........................................................................................................................................	5
Escalation Requirements ........................................................................................................................................	5
Key Definitions........................................................................................................................................................	5
Policy Requirements ..................................................................................................................................................	6
Personal Trading ........................................................................................................................................................	6
Key Principles..........................................................................................................................................................	6
Trading Restrictions ...................................................................................................................................................	6
Material Nonpublic Information (MNPI) ................................................................................................................	6
Investing in Prudential Funds .................................................................................................................................	7
Private Placements & Private Securities Transactions............................................................................................	7
Initial Public Offerings (IPOs) ..................................................................................................................................	7
Trading in Prudential Securities ..............................................................................................................................	7
Gifts of Prudential Securities ..................................................................................................................................	7
Board Memberships and Joint Ventures ................................................................................................................	7
Short Sales ..............................................................................................................................................................	7
Associated, Access, & Investment Persons Account Reporting ...............................................................................	8
What Must be Reported? ..........................................................................................................................................	8
Initial Investment Securities Account Disclosures ..................................................................................................	8
Initial Holdings Disclosures.....................................................................................................................................	8
Authorized Brokers for US Reportable Accounts....................................................................................................	8
Non-US Reportable Accounts .................................................................................................................................	9
Cryptocurrency .......................................................................................................................................................	9
Ongoing Disclosure, Reporting, & Attestation Responsibilities...............................................................................	9
Preclearance Process for Personal Trading............................................................................................................	10
What Trades Must Be Precleared? ......................................................................................................................	10
What Trades are Not Required to be Precleared?...............................................................................................	10
Options & Futures................................................................................................................................................	11
How does the Preclearance Process Work? ........................................................................................................	11
Two-Day Approval Window .................................................................................................................................	12
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Trading Restrictions ................................................................................................................................................	12
Excessive Trading .................................................................................................................................................	12
Restricted Securities ............................................................................................................................................	12
Blackout Periods ..................................................................................................................................................	12
Short-Swing Profits & Minimum Holding Periods................................................................................................	13
Exceptions (Blackout Periods, Short Swing Profits and Minimum Holding Period,)............................................	13
Additional Restrictions for NFA Associated Persons............................................................................................	14
Additional Restrictions for PGIM Fixed Income Employees ................................................................................	14
Additional Restrictions for PGIM Real Estate – Prudential Retirement Real Estate Fund (“PRREF”) ..................	14
Investment Clubs .................................................................................................................................................	14
Spread Betting .....................................................................................................................................................	15
Additional Requirements for Designated Persons ................................................................................................	15
Trading Limited During Open Window ................................................................................................................	15
Preclearance Required for Senior Vice Presidents and Above ............................................................................	15
Exceptions ...............................................................................................................................................................	15
Excluded Transactions .........................................................................................................................................	15
Discretionary Managed Accounts........................................................................................................................	16
Exemptions While on Leave.................................................................................................................................	16
Non-Compliance .....................................................................................................................................................	16
Recordkeeping ........................................................................................................................................................	17
Exhibit A – Key Definitions .....................................................................................................................................	18
Exhibit B – Summary of Code Requirements by Employee Classification ............................................................	21
Exhibit C – Beneficial Interest.................................................................................................................................	23
Exhibit D – Jurisdictional Guidance ........................................................................................................................	24
References...............................................................................................................................................................	24

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Overview

Key Points

We are entrusted with our clients’ investment assets and as such, Prudential Financial, Inc. and its subsidiaries (collectively “Prudential,” “PFI” or the “Company”) aspire to the highest standard of business ethics. Per our Code of Conduct, “Making the Right Choices,” we have an obligation to place our clients’ interests before our own and manage conflicts of interest fairly. In addition to Making the Right Choices, our Code of Ethics - Personal Investing Standards (the “Code”) provides a framework to make sure we meet that obligation with our personal investments.

While the Code sets out several requirements, prohibitions, and conditions, it does not cover every possible scenario and cannot be a replacement for your good judgment. If the Code is unclear, consult with Compliance and evaluate your proposed course of conduct against our principles and core values:

✓We do the right thing by placing the interests of our clients first.

✓We avoid, mitigate and/or disclose relevant conflicts of interest.

✓We are committed to doing business in the right way, and comply with applicable laws, rules, and regulations.

✓We make and keep promises, which includes holding each other accountable by reporting any violations.

The Code is designed to comply with laws, rules, and regulations of the various jurisdictions where Prudential operates. You should consult with your Local Business Compliance Officer to confirm if there are any additional personal investing policies and procedures that are specific to your business.

Who is covered under these standards?

Except as otherwise noted, the Code applies globally to all directors, officers, and employees (including contractors, interns, temporary employees, and others who have been notified by compliance they are subject to this policy) of/or supporting Prudential asset management, investment adviser and/or broker-dealer businesses, including the Prudential Chief Investment Office (“CIO”), Prudential Annuities Distributors (“PAD”), PGIM, Prudential Investment Management Services (“PIMS”), and Prudential Financial Planning Services (“PruCo”), throughout the enterprise regardless of geographic location (“Employees”).

For the purposes of these standards, “PGIM” refers to all PGIM affiliated registered investment advisers, business units and their associated functional areas including AST Investment Services, PGIM Custom Harvest, PGIM DC Solutions, PGIM Global Services, PGIM Fixed Income, PGIM Institutional Advisory Services, PGIM Institutional Relationship Group, PGIM Investments, PGIM Multi-Asset Solutions, PGIM Quantitative Solutions, and PGIM Private Alternatives.

Roles and Responsibilities

Employees	Compliance	Ethics Committee

• Upon hire,	• Administers and monitors adherence to the Code,	• Reviews the Code on a periodic basis in line with
annually and any
business changes and changes to regulation.
time material
	including providing training, reviewing employees’	• Provides oversight of the Code, including by
changes are
disclosures and transactions, and identifying potential
reviewing exceptions and addressing incidents
made you will
violations.
and violations. Sanctions may include verbal
attest and agree
• Maintains and oversees the maintenance of certain
reminders, educational letters, disciplinary letters,
to comply with
	records in accordance with applicable legal and	monetary penalties, suspension without pay,
the requirements
	regulatory requirements.	personal trading ban, reduction in PTO days, or
of the Code.
other disciplinary action up to and including

termination of employment.
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Employee Classifications

Employee monitoring classifications are listed below. For ease of reference, the term Employee will be used throughout this document and multiple classifications may apply depending on your role.

Please see Exhibit A – Key Definitions for a full list of classifications.

Supervised	Associated	Access Persons	Investment	Designated Persons
Persons	Persons		Persons

Employees of a Prudential	Employees who are	Employees who are	Employees who make or	Employees who, during the
registered investment	associated with any	associated with any	participate in making	normal course of their
adviser, and other	Prudential broker-	Prudential broker-dealer	recommendations	employment, have routine
individuals who provide	dealer.	and/or Employees who work	regarding the purchase	access to Material Nonpublic
investment advice on		for, or support, investment	or sale of securities for	Information about Prudential.
behalf of the adviser and		advisory activities and may	client accounts (e.g.,
are subject to the adviser’s		have access to nonpublic:	portfolio managers and	Material Nonpublic
supervision and control.		• advisory client trading	research analysts).
Information may consist of

		information,		financial or non-financial
		• advisory client		information about Prudential
		investment		as a whole or one or more
		recommendations, or		Divisions or Segments.
• portfolio holdings.
Please refer to Prudential’s
Global Insider Trading Policy
for specific requirements.

Escalation Requirements

Failure to comply with any of the requirements of the Code or report potential violations may result in violations of securities regulations. Prudential takes violations very seriously. Any potential violation of the provisions of the Code will be investigated by Compliance and may be reported to the Ethics Committee.

If a determination is made that a violation has occurred, we may impose appropriate sanctions, including but not limited to one or more of the following: a written warning, profit surrender, personal trading ban, and termination of employment or referral to regulatory, civil, or criminal authorities.

To report suspected violations of the Code, you should contact Compliance. If you feel uncomfortable reporting directly to Compliance, you may also report suspected violations to our Ethics Help Line (1-800-752-7024) or website https://prudential.ethicspoint.com.

We will not tolerate any discrimination, harassment, or retaliation against anyone who makes a good faith report or assists in an investigation.

You may voluntarily communicate with or provide information to government agencies regarding potential violations of the law without providing notice to, or obtaining approval, from Prudential. Nothing in this Code is intended to, or should be interpreted, to preclude anyone from exercising these rights.

Key Definitions

See Exhibit A.

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Policy Requirements

Personal Trading

Key Principles

Your personal trading and investments may present an actual, potential, or apparent conflict of interest or other risk that could harm Prudential, our shareholders, or our clients. To help us identify and manage these conflicts and risks, depending on your employee classification (described above) you may be required to:

➢disclose Investment Securities Accounts and investment holdings where you have a Beneficial Interest (including those where you have influence or control),

➢receive pre-approval for certain personal trading activities, and

➢conduct approved securities transactions in accordance with the requirements of the Code.

Before engaging in any investment-related activity or transaction, you must carefully consider the nature of your responsibilities and the type of information that you might be deemed to possess regarding a particular securities transaction.

In addition:

➢You may not trade based on Material Nonpublic Information (MNPI) or Inside Information

➢You may not profit, or cause others to profit, based on your knowledge of completed or contemplated client transactions.

➢You may not improperly benefit by causing a client to act, or fail to act, in making investment decisions.

➢You may not trade in any manner that conflicts with the interests of our clients, the parameters set by the Code, or the restrictions imposed by our Restricted Lists.

➢You may not use a derivative (futures, options, and other types) or any other instrument or means to circumvent the Code if a direct investment in the underlying security is prohibited.

Trading Restrictions

Material Nonpublic Information (MNPI)

You may not buy or sell any security while in possession of MNPI. You may not recommend, advise, or encourage any other person to engage in such activity.

You may not use your knowledge of transactions in funds or other accounts advised by any Prudential entity to profit from the market effect of these transactions.

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Investing in Prudential Funds

Prudential serves as the adviser to a variety of investment products including open-end mutual funds, exchange traded products and investment trusts. While you must disclose accounts that hold Prudential- affiliated open-end funds, you do not need to preclear transactions in such funds.

Be aware these funds may have restrictions on frequent trading and other restrictions as described in its fund prospectus.

Private Placements & Private Securities Transactions

You must obtain approval before investing in a private placement securities offering. Compliance approval may be granted after a review of the facts and circumstances, including whether:

▪an investment in the securities is likely to result in future conflicts with client accounts (e.g., upon a future public offering), and

▪you are being offered the opportunity due to your employment at or association with Prudential

Contact Compliance for assistance with these requests.

Initial Public Offerings (IPOs)

You may not participate in IPOs. Compliance will consider exceptions under limited circumstances.

Trading in Prudential Securities

Prudential Financial, Inc. (PFI) is a publicly traded company. You may not trade or cause someone else to trade in Prudential securities while in the possession of Material Nonpublic Information (MNPI) or Inside Information.

You may not engage in transactions in PFI securities if they are speculative or short-term in nature. Speculative trading includes short sales, transactions in “put” or “call” options or similar derivative transactions. For more information, see the Global Insider Trading Policy.

Gifts of Prudential Securities

Employees with Section 16-related filing obligations regarding securities of PFI or PGIM Closed-End Funds must preclear all gifts of such securities.

Board Memberships and Joint Ventures

You should be mindful that purchasing and/or selling shares of publicly traded companies when either you or your Immediate Family Member serves on that company’s Board of Directors may require additional reporting and/or prior approval by that company. Please contact the Compliance Department of that company for guidance.

Employees serving on the Board of Directors for Prudential-affiliated joint ventures may be subject to trading restrictions on shares issued by the joint venture’s partner(s). Please contact the Local Business Unit Compliance for guidance.

Short Sales

You may not short PFI related securities under any circumstances.

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Beneficial Interest

Additionally, Investment Persons may not short sell any security which is owned by any portfolio managed by the business unit that they support except for short sales “against the box.” A short sale “against the box” refers to a short sale when the seller owns an equivalent amount of the same securities.

Associated, Access, & Investment Persons Account Reporting

What Must be Reported?

Initial Investment Securities Account Disclosures

If you are classified as either an Associated, Access, or Investment Person, within 10 calendar days of your start date, you must report all Investment Securities

Accounts in which you have a Beneficial Interest (see definition above). Additionally, you must disclose any account that holds or can hold Prudential products (e.g., mutual funds, hedge funds or sub-advised products).

Initial Holdings Disclosures

If you are classified as an Access or Investment person, within

10 calendar days of your start date, you must disclose all holdings in Covered Securities in which you have a Beneficial Interest.

Additionally, you must disclose any holdings in Prudential-managed products, including mutual funds, commingled pools, hedge funds or sub-advised products.

Holdings information must be current as of 45 days prior to your start date. See pages 10-11 below and Exhibit B for a detailed list of Covered and Non-Covered Securities.

Authorized Brokers for US Reportable Accounts

US-based reportable Investment Securities Accounts must be held at one or more of the firms on the Authorized Brokers List.

New employees must transfer all reportable accounts to an Authorized Broker within 45 days from the start of their employment.

Authorized Brokers List

This requirement does not apply to managed accounts that are exempt from certain provisions of the Code, employee stock purchase and stock option plans and other accounts (including health savings accounts, 529 plans, pension, retirement, and compensation accounts).

If you are granted an exception to hold your Investment Securities Accounts with a firm not on the Authorized Brokers List, you must manually enter all Covered Securities transactions into the STAR system as soon as possible, but no later than 10 days after the quarter ends. Additionally, you must periodically certify the accuracy of manually entered transactions.

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Non-US Reportable Accounts

For non-US reportable Investment Securities Accounts, you must promptly disclose any newly opened accounts in which you have a Beneficial Interest.

You must ensure that Compliance receives duplicate statements and trade confirmations/contract notes in one of the three ways listed below.

1.Electronic feeds – You are encouraged to deal through brokers that provide Compliance with trade confirmations and holdings via electronic feed to the STAR system. This provides Compliance with the most timely and accurate personal trading information. All brokers on the Authorized List provide us with an electronic feed.

2.Broker Delivery of Duplicate Confirmations and Statements – In applicable jurisdictions, you should allow your brokers to provide delivery of duplicate confirmations and statements directly to your local compliance team.

3.You Upload Trade Information – If neither of the above options is possible, you are required to enter your trade details into STAR and upload the trade information (e.g., confirmation/contract notes, etc.) within 10 business days of executing a precleared trade. Additionally, you will be required to attest to your trades quarterly and upload statements quarterly.

Due to applicable laws, if you are located outside of the United States, you may not be required to disclose or report information regarding accounts for a spouse, dependent family member and/or minor child.

Please see Appendix D for jurisdiction-specific guidance, if your jurisdiction is not listed, contact your local Compliance for clarification.

Cryptocurrency

You are not required to disclose accounts for cryptocurrency (or other digital assets) if they do not have brokerage capabilities and are not linked to an account with brokerage capabilities (whether or not such capabilities are utilized).

If you need help confirming whether your cryptocurrency account has a brokerage component, contact local Compliance for assistance.

Ongoing Disclosure, Reporting, & Attestation Responsibilities

The table below summarizes ongoing disclosure, reporting and attestation responsibilities for those accounts in which you have a Beneficial Interest, depending on your Employee Classification.

Ongoing Responsibilities	Associated Persons	Access & Investment Persons

Within 30 days – Disclose any newly opened	Required	Required
accounts

Within 30 days – Disclose the holdings	Not Required	Required
contained in newly opened accounts

Annually attest that you have disclosed all	Required	Required
accounts

Annually attest that you have disclosed all	Not Required	Required
required holdings

Quarterly Exception Account Attestation (for
Investment Securities Accounts without direct	Required	Required
electronic feed)
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In addition to the above, you may be required to complete other periodic attestations to meet jurisdictional and regulatory requirements.

Additional Requirements for Access and Investment Persons

Preclearance Process for Personal Trading

The requirements in the Code are designed to mitigate or eliminate any	MOBILE INVESTING APPS
potential or apparent conflict that may occur between your personal account dealing and client security dealing. The following requirements apply to your personal dealing in Covered Securities in Investment
Securities Accounts for which you have a Beneficial Interest (See Exhibit C

–Beneficial Interest).

What Trades Must Be Precleared?

If you are classified as an Access or Investment Person, you must receive approval before buying, selling, gifting and transferring ownership of stocks, bonds, options, other publicly traded securities, and private placements (Covered Securities) in any reportable Investment Securities Account, unless included in the list below (Non-Covered Securities).

What Trades are Not Required to be Precleared?

You are not required to preclear the following (unless the business that you work for, or support centrally or directly, is specifically listed below):

Non-Covered Securities	Must Preclear	Prohibited from

trading
Select Broad Based Equity ETFs and related Options	SIRG Custom Harvest
Select equity index funds that are not specific to a sector and track an index with a minimum of 100 constituents that
compliance has determined to be sufficient. See the
document library in STAR for the current Approved List
Broad Based ETFs and related Options ETFs that are not	Fixed Income, SIRG, Custom Harvest
specific to a sector and track an index with a minimum of 100 constituents that compliance has determined to be sufficient.
See the document library in STAR for the current Approved
List.
Other ETFs	Fixed Income, PQS, PGIM Investments,
PGIM Custom Harvest, PGIM DC
Solutions and GRES
Futures options and futures on additional Broad Based	Fixed Income	NFA Associated
Indices. (for example, FTSE 100, FTSE 250, MSCI EAFE,		Persons are
MSCI EM, NASDAQ 100, Nikkei 225, NSE S&P CNX,		prohibited from
Russell 1000, Russell 2000, Russell 3000, S&P 100, S&P		trading in futures
500, S&P Europe 350, and S&P MidCap 400)
Options, futures, and other ETFs based on one or more	Fixed Income	NFA Associated
instruments that are not covered securities (e.g.,		Persons are
commodities, currencies, and U.S. Treasuries		prohibited from
trading in futures

All debt issuances including bills, notes, bonds, and	Fixed Income (except for U.S. Savings
direct obligations of the U.S. Government including U.S.	Bonds)
Treasury bills, notes, and bonds
Currencies	Fixed Income
Sovereign debt derivatives		Fixed Income
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Non-Covered Securities	Must Preclear	Prohibited from

trading
Bankers’ acceptances and Bank Certificates of Deposit
Commercial paper
High quality short-term debt instruments (rated in one of
the two highest categories by an NRSRO & maturity of less
than 366 days), including repurchase agreements.
Cryptocurrencies that are not securities
Money market funds and Open-end mutual funds
Unaffiliated annuities and life insurance contracts
529 plans
Unit Investment Trusts

Prudential related securities	Designated Persons at SVP level (or
equivalent) and above.

Where specific business units are identified above, the additional requirements (preclear or prohibited investments) extend to any employees who provide direct or central support to those business units.

While the above securities, commodities, currencies, and instruments are exempt from the specific preclearance requirements and investment restrictions set out in the Code, you should consider any potential conflicts of interest before trading.

Options & Futures

The purchase, sale and exercise of options and futures are generally subject to the same restrictions as applicable to the underlying security.

If a transaction in the underlying security does not require preclearance (e.g., certain ETFs, national government obligations, unit investment trusts), then an options or futures transaction on the underlying instrument does not require preclearance.

Preclearance is not required when you write (sell) an option, and the option is exercised without any action on your part.

You should be cautious when transacting in options since a client transaction in the underlying security or a restriction associated with the underlying security may prevent an option transaction from being closed or exercised.

How does the Preclearance Process Work?

You must preclear any trades in Covered Securities in an Investment Securities Account for which you have a Beneficial Interest.

U.S Based Employees	Non-U.S. based Employees

Employees preclear using STAR unless the transaction meets one of the provisions noted above.

Employees preclear using STAR when available.

Please note local law or administrative issues may limit the availability of STAR. In these cases, employee personal trading activity is approved, monitored, and tracked locally.

Please consult your Local Business Unit Compliance Officer for details.

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Most requests are approved or denied immediately, but some may take longer to evaluate. Please note, a reason for denial may not be provided if it could result in the release of Confidential Information.

Two-Day Approval Window

Approvals and denials are communicated via email. If your requested transaction is approved and you choose to transact, you have until the end of the next calendar day to execute your transaction. If one of your approved days is on a weekend or market holiday, your approval does not carry over to the next business day. A new preclearance request will be required after the two calendar days have passed.

If the transaction is not placed and executed within the approved timeframe, you will need to submit a new trade request in STAR. Limit orders are allowed only if they are set to expire within the preclearance approval window.

If you engage in multi-day limit orders, you must obtain preclearance approval for the days that the order is outstanding. Transactions triggered by limit orders, margin calls, or margin account maintenance fees require preclearance approval and may result in violations.

Trading Restrictions

Excessive Trading

You may not engage in an excessive volume of trading in your personal accounts. High volumes of personal trading may raise concerns that your energies and interests are not aligned with client interests or our long-term investment philosophy and could potentially impact your ability to conduct assigned responsibilities. You and your supervisor may be notified when personal trading appears excessive (75 or more transactions per quarter).

Restricted Securities

You are prohibited from purchasing or selling securities of issuers on your respective business unit’s Restricted List(s).

The Local Business Unit Compliance Officers are responsible for maintaining these Restricted Lists and/or Watch Lists pursuant to their standard operating procedures. Restricted Lists and Watch Lists are confidential and may not be shared across different investment sectors.

Employees who acquired restricted securities prior to becoming subject to the Code or prior to the security being placed on the unit’s Restricted List or Watch List, must obtain written exception from their Local Business Unit Compliance Officer prior to the sale of such security.

Blackout Periods

You will not be granted preclearance to transact in a Covered Security when there is a pending buy or sell order for a client in that same security. Additionally:

▪Access Persons will not be granted preclearance to trade in a Covered Security on the same day a client trade occurs in the same security.

▪Investment Persons will not be granted preclearance to trade in a Covered Security within seven

(7) calendar days after a client trade occurs in the same security.

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In addition, the Law Department may issue a trading restriction that applies to all or a certain subset of Employees on any Prudential-issued security or any security of a third-party issuer. The Law Department will notify impacted Employees directly with instructions regarding the trading restriction.

Short-Swing Profits & Minimum Holding Periods

Investment Persons are prohibited from profiting from a purchase and sale, or sale and purchase, of the same Covered Security within any sixty-calendar day period.

▪Transactions resulting in a loss are not subject to this prohibition.

▪For Investment Persons in SIRG, this prohibition is limited to the purchase and sale of the same or equivalent exchange traded funds.

In keeping with the spirit of this restriction, Investment Persons should not engage in options or other derivative strategies that lead to the exercise or assignment of Covered Securities that would result in a prohibited transaction (i.e., writing a short call or buying a long put with an expiration date of less than sixty days). Any violation of this prohibition will result in disgorgement of profit.

Minimum holding periods are applicable for any purchase and subsequent sale, or any sale then subsequent purchase (for short sales), of the same Covered Security.

Minimum holding periods for Covered Securities are as follows:

Profile	Holding Period
Investment Person	Two months (60 calendar days)

Employees located in Japan	PGIM Fixed Income: Six months (180 calendar days)
PGIM Real Estate: Three months (90 calendar days)

With respect to derivatives, any transaction to close out a derivative position cannot be executed until the end of the holding period. The holding period starts the day after execution of your trade. Calculations are made using the “first-in, first-out” (FIFO) method unless a different method is required in your local jurisdiction. Any exceptions to the above will be made only after compliance review and written approval.

Exceptions (Blackout Periods, Short Swing Profits and Minimum Holding Period,)

Exceptions may be granted to the Minimum Holding Periods, Blackout Periods and Short Swing Profits Rule when the transaction is in a discretionary managed account, non-volitional, or below a certain de minimis threshold.

De minimis Amounts

De minimis amounts are based on USD and are calculated to the equivalent local currency when trading in non-US markets; aggregated over 30 days

Blackout Period & Minimum Holding Period		Short Swing Profits Rule

Equities	Fixed Income	All Securities (Equities, ETFs, Debt, etc.)

$50,000 or less	$100,000 or less	$5,000 or less

Minimum Holding are any trades, or series of trades		Round-trip transactions over the minimum period
effected over the minimum period		(Buy and Sell or Sell and Buy)

Transactions in Covered Securities involving no more than the amount listed in the table above will not violate the Code. Compliance has discretion up to the nearest round lot.

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Additional Options Trading Restrictions for PGIM Employees

Trading options on a security held by any portfolio managed by your business unit is at the discretion of the respective Business Unit Compliance Officer.

If you are part of (or support) a PGIM business, you may not write uncovered call options or buy uncovered put options on a security owned by any portfolio managed by that business.

Investment Persons should keep in mind that the short-term trading profit rule might affect their ability to close out an option position at a profit as noted above in Short-Swing Profits.

Additional Restrictions for NFA Associated Persons

Employees who are Associated Persons with the National Futures Association, including those in PGIM, Inc., PGIM Investments and PGIM Quantitative Solutions LLC are prohibited from trading futures in their personal Investment Securities Accounts and are prohibited from maintaining a personal futures trading account.

Additional Restrictions for PGIM Fixed Income Employees

Employees in PGIM Fixed Income, and those that support PGIM Fixed Income, are prohibited from personally investing in sovereign debt derivatives of any kind including swaps, futures, options, or any other sovereign debt derivatives.

Additional Restrictions for PGIM Real Estate – Prudential Retirement Real Estate Fund (“PRREF”)

Employees in PGIM Real Estate, and those that support PGIM Real Estate, are prohibited from trading any real estate-related securities (including real estate investment trusts (REITs) and real estate operating companies (REOCs)).

PGIM Real Estate Employees, as well as certain other individuals who have been specifically notified, collectively called “PRREF Covered Individuals,” are subject to special restrictions and requirements including:

➢the PRREF trading window and blackout period procedures, and

➢only permitted to execute PRREF transactions during the respective open trading window

Controls have been established to prevent prohibited transactions during closed trading windows. If a blocking system fails, you are still responsible for adherence to the Code. PGIM Real Estate compliance staff will send PRREF trading window and blackout period notices to all PRREF Covered Persons

Certain limited transactions are permissible during blackout periods. Please contact your Compliance Officer for additional information regarding blackout period exclusions.

Investment Clubs

All employees are prohibited from participating in Investment Clubs.

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Spread Betting

Spread betting is a speculative transaction that involves taking a bet on the price movement of a security, index, or other financial product via a spread betting company.

Spread betting on financial products is not permitted and you may not use spread betting accounts to circumvent the Code.

Spread betting on non-financial products, such as sporting events, is not covered by the Code.

Additional Requirements for Designated Persons

Trading Limited During Open Window

If you are identified as a Designated Person outlined in Prudential’s Global Insider Trading Policy, you may only trade PFI stock during an open Trading Window, or such other periods of time as determined at the discretion of the Law Department. The current Prudential Trading Window Calendar can be located in the Document Library in STAR.

Preclearance Required for Senior Vice Presidents and Above

Employee who are a level 1-4 or 56A (e.g., Senior Vice Presidents and above), must always preclear all PFI stock trades. Compliance & Legal will determine whether there is potential Material Nonpublic Information (“MNPI”) risk before you receive approval.

All employees are prohibited from trading PFI securities when in possession of MNPI regardless of pre- approval. Please contact Compliance with any questions.

Automatic investment plans, default activities, stock awards and grants are exempt from preclearance.

Exceptions

Excluded Transactions

The following transactions are excluded from the above trading restrictions:

▪Purchases or sales that are not voluntary, including tender offers and broker-initiated transactions.

▪Purchases or sales that are part of an automatic investment plan or discretionary managed account which have been approved by Compliance.

▪The acquisition of:

▪securities because of a corporate action

▪securities because of a gift or inheritance

▪securities through an employer retirement plan such as a 401(k) plan or stock purchase plan.

▪transfers in-kind of Covered Securities.

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Discretionary Managed Accounts

Discretionary Accounts are managed for you by a registered investment adviser or bank/trust company over which you have no direct or indirect influence or control. These accounts need to be reported, and with approval from Compliance they are exempt from:

▪Quarterly transaction and annual holdings certifications

▪Access & Investment Person personal investing rules (such as pre-clearance requirements and minimum holding periods).

To receive approval, submit documentation to Compliance demonstrating that all trading in the account is under the sole discretion of your adviser or other designee. Discretionary accounts still require disclosure in STAR (or other approved process, for non-U.S. based employees) and transactions in private placements and limited offerings still require preclearance approval.

Additionally, annually you will attest and acknowledge that you:

➢had no direct or indirect influence or control over the trading decisions in your discretionary account(s), and.

➢did not suggest trades to the manager or in any way direct the manager to make any particular trades in securities for the discretionary account(s).

You are required to inform Compliance immediately if you terminate any approved advisory relationship or make management changes.

Exemptions While on Leave

All personal trade monitoring requirements outlined in the Code remain in effect while you are on leave of absence, disability, or vacation.

In certain circumstances, when you have no access to Prudential or its systems while on extended leave, you may request a temporary suspension from certain requirements. Please work with the appropriate Business Unit Compliance Officer (and management) to obtain an exemption.

Your Business Unit Compliance Officer may grant an exemption only when it would not violate laws or regulations. Until you receive confirmation of an exemption, all requirements remain in effect.

Non-Compliance

You are required to promptly report non-compliance of the Code to your business unit Chief Compliance Officer or their designee.

Incidences of non-compliance reported or detected through internal monitoring will be reported to the Ethics Committee. This Committee will review all incidents and determine any sanctions or other disciplinary actions that may be deemed appropriate.

Depending on the facts and circumstances of the incident, sanctions may include verbal reminders, educational letters, disciplinary letters, monetary penalties, suspension without pay, personal trading ban, reduction in PTO days, or other disciplinary action up to and including termination of employment. In accordance with FINRA Rule 3110, certain transactions by Registered Representatives prompting an investigation may require notification to the Self Reporting Organization.

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Recordkeeping

Prudential’s registered investment advisers are required under the Investment Advisers Act of 1940 and the Investment Company Act of 1940 to keep records of certain transactions in which Access and Investment Persons have a direct or indirect beneficial interest.

Compliance maintains all records relating to compliance with the Code such as preclearance requests, exception reports, memoranda relating to non-compliant transactions, records of violations and any actions taken as a result thereof, acknowledgements, and the names of Access Persons.

These records are maintained in accordance with applicable law and Prudential’s Recordkeeping Standards.

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Exhibit A – Key Definitions

Access Person: Any Employee who has access to nonpublic information regarding any client’s purchase or sale of securities or non-public information regarding the portfolio holdings of any client account or anyone identified by Compliance who should be held to the Code because of the activities conducted by their business unit.

Affiliated Open-End Mutual Fund: a proprietary investment company advised by Prudential, or a non- proprietary investment company sub-advised by Prudential, and any investment company whose investment adviser or principal underwriter is controlled by or under common control with Prudential.

Associated Person: Any officer, director or branch manager (or any person occupying a similar status or performing similar functions), any person directly or indirectly controlling, controlled by, or under common control with the broker-dealer, any Employee of the broker- dealer or individuals performing covered functions under the Operations Professional rule 1230 (b)(6), except someone whose functions are solely clerical or ministerial. This includes all Employees and support personnel who are registered with a FINRA member broker-dealer firm. For the purposes of the Code Associated Persons may be classified as either Associated, Access or an Investment Person.

Authorized Broker-Dealer and Authorized Futures Commission Merchants (FCMs*):

•	Charles Schwab*	•	JP Morgan/Chase	•	Rockefeller Capital
•	E*TRADE/Morgan	•	LPL	•	Management
	Stanley*	•	Merrill Lynch		UBS*
•	Edward Jones	•	Raymond James	•	Vanguard
•	Fidelity			•	Wells Fargo

U.S.-based reportable Investment Securities Accounts must be held at one of the above firms. Employees with non-U.S. reportable Investment Securities Accounts are encouraged to use firms that will provide an electronic feed to STAR.

Automatic Investment Plan: Regular periodic purchases (or withdrawals) that are made automatically in (or from) Investment Securities Accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes dividend reinvestment plans (“DRIPs”) and Employee Stock Purchase Plans (“ESPPs”).

Beneficial Interest: You have Beneficial Interest of any account or securities in which you have a direct or indirect financial interest. This includes accounts or securities held in your own name or the name of your spouse or equivalent domestic partner, your minor children, and relatives living with you and to whom you provide or receive financial support or whose investments for which you have discretion, influence, or control. This could include accounts or securities of individuals with whom you share living expenses, bank accounts, rent or mortgage payments, ownership of a home, or any other material financial support. See Exhibit C for more information.

CCO: Business Unit Chief Compliance Officer or their designee.

Company: Prudential Financial, Inc. and its subsidiaries, otherwise known as “Prudential.”

Covered Securities: In general, any securities (and derivatives thereof), including but not limited to individual stocks and bonds, exchange-traded products (ETFs and ETNs), closed-end funds, private placements, and limited offerings. See Exhibit B for a detailed list of Covered and Non-

Covered securities.

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Designated Person: An Employee who, during the normal course of his or her job, has routine access to material nonpublic information about Prudential. Material Nonpublic Information may consist of financial or non-financial information about Prudential as a whole, or one or more Divisions or Segments. See the Global Insider Trading Policy for more information.

Discretionary Managed Account: An account managed on a discretionary basis by a person other than the Employee or an algorithmic tool (robo-adviser), over which the Employee has no direct or indirect influence or control over the selection or disposition of securities and no knowledge of transactions therein. A Discretionary Managed Account must have a formal investment management agreement that provides full discretionary authority to a third-party money manager.

Dividend Reinvestment Plan (“DRIPs:): A stock purchase plan offered by a corporation whereby shareholders purchase stock directly from the company (usually through a transfer agent) and allow investors to reinvest their cash dividends by purchasing additional shares or fractional shares.

Employees or You: All employees of Prudential, as well as certain others as identified by Compliance.

Ethics Committee: Governance committee composed of senior leaders throughout Prudential. The Committee meets quarterly, or more often as needed, to review potential violations of the Code.

FCA: Financial Conduct Authority – a U.K. regulator.

Initial Public Offering: An offering of securities registered under the Securities Act of 1933, the issuer of which immediately before registration was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

Investment Club: A group of two or more people, each of whom contributes monies to an investment pool and participates in the investment making decision process and shares in the investment returns.

Investment Persons: An Access Person who also makes or participates in making, decisions regarding the trading of securities in any client account, has access to such decisions or assists in the trade process. Investment Persons generally can include PMs, research analysts, traders, trade operations, compliance, investments, product development and certain ELT members.

Investment Securities Accounts: Any accounts in which you have a Beneficial Interest (defined above) and other accounts you could be expected to influence or control, in whole or in part, directly or indirectly, whether for securities or other financial instruments, and that can hold Covered Securities (defined above), whether or not such capability is utilized.

Immediate Family Member: Relatives who you share the same household with, and you provide, or receive, material financial support including child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, etc.

Material Nonpublic Information (“MNPI”): Information that is not available to the investing public that an investor, considering all the surrounding facts and circumstances, would find important in deciding whether or when to buy, sell, or hold a security.

Monitored Persons: The term Monitored Persons refers collectively to Supervised Persons, Access Persons, Investment Persons, Associated Persons, and Designated Persons. This term is used by Compliance for back-end monitoring purposes.

NFA Associated Person: An individual who solicits orders, customers, or customer funds (or who supervises persons so engaged) on behalf of a commodity trading advisor (CTA) or commodity pool operator (CPO).

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Non-Volitional: Investment Securities Account activity related to: i) transactions in approved Discretionary Managed Accounts; ii) transactions in pre-approved dividend reinvestment plans; iii) transactions resulting from automatic rebalancing plans; and v) receipt of employee stock or option bonus awards.

NRSRO: An SEC-registered Nationally Recognized Statistical Rating Organization (NRSRO). Such entities assess the creditworthiness of an obligor as an entity or with respect to specific securities or money market instruments.

Private Placement: An offering that is exempt from registration under the Securities Act of 1933, as amended, under Sections 4(2) or 4(6), or Rules 504, 505 or 506 there under.

Private Securities Transaction: Any securities transaction outside the regular course or scope of an associated person’s employment with a member, including but not limited to, new offerings of securities which are not registered with the Securities and Exchange Commission, but not including transactions in investment company and variable insurance and annuity securities. You are prohibited from investing in these transactions including Crowdfunding investments that are private placements without prior approval from their Local Compliance Officer, and as applicable, Broker- Dealer Compliance Officer based on a determination that no conflict of interest is involved.

Prudential or the Company: Prudential, its affiliates, and its subsidiaries.

Prudential Affiliated Funds: Proprietary funds advised by Prudential, or a non-proprietary fund sub- advised by Prudential, and any fund whose investment adviser or principal underwriter is controlled by or under common control with Prudential.

Prudential Securities Trading Window: The period of time commencing at the opening of business on the date that is two full trading days after an earnings release and ending at the close of business on the date that is two weeks prior to the end of each quarter, or such other period of time as determined at the discretion of the Law Department).

Star Compliance (STAR): The monitoring system utilized for all personal compliance disclosures including Personal Account Dealing.

Supervised Persons: Individuals who are officers, directors, and employees of a registered investment adviser, as well as certain other individuals who provide advice on behalf of the adviser and are subject to the adviser’s supervision and control.

SEC: U.S Securities and Exchange Commission – a U.S. regulator.

Uncovered Option: An option strategy where the options contract writer (i.e., the seller) does not hold the underlying asset to cover the contract in case of assignment (as opposed to a covered option). Nor does the seller hold any option of the same class on the same underlying asset that could protect against potential losses (options spread).

U.S. Government Entity: Any U.S. state or local government; any agency, authority, or instrumentality of a state or local government; any pool of assets sponsored by a state or local government (such as a defined benefit pension plan, separate account or general fund); and any participant-directed government plan (such as 529, 403(b), or 457 plans).

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Exhibit B – Summary of Code Requirements by Employee Classification

Summary of Code Requirements by Employee Classification

	Supervised	Associated	Access	Investment

Acknowledgement Requirements
Complete new hire and other periodic certifications, attestations, and	Required	Required	Required	Required
acknowledgments.

Account Reporting Requirements

Report all Investment Securities Accounts and future accounts where
you have a beneficial interest.	Not	Required	Required	Required
Required

Report transactions and holdings for all securities and future	Not	Required
accounts where you have a beneficial interest.		(transaction	Required	Required
Required
reporting only)

Maintain Investment Securities Accounts at Authorized Broker-	Not
Dealers and Authorized Futures Commission Merchants		Required	Required	Required
Required

Report Affiliated Open-End Mutual Fund Accounts and Prudential	Not
Sponsored Insurance/Annuity Products		Required	Required	Required
Required

Report Retirement Accounts (e.g., 401K) that can hold individual
securities or Prudential Affiliated Funds (Retirement accounts that do	Not	Required	Required	Required
not hold securities, or Prudential affiliated funds do not have to be	Required

reported)
Discretionary Managed Accounts	Not	Required	Required	Required
Required

Investment Restrictions

Initial Public Offerings (IPOs)	Prohibited	Prohibited	Prohibited	Prohibited
Investment Clubs	Permitted	Prohibited	Prohibited	Prohibited
Blackout Period			Required	Required

	Does not	Does not	One-Day	Seven-Day
	apply	apply	Certain Exclusions	Certain Exclusions by
			by Business Unit	Business Unit

Minimum Holdings Periods and Short Swing Profit Rule	Does not	Does not		Required
			Does Not Apply	Certain Exceptions for
	apply	apply
SIRG

Preclearance Requirements

Covered Securities (including ETFs)			Required
Certain Exceptions
			See Preclearance	Required
	Not		Section in the	Certain Exceptions –
		Not Required	Code.	See Preclearance
Required
			Pruco Access	Section in the Code.

Persons may have
additional
exclusions
Private Placements	Depends –
contact
	your local	Required	Required	Required
compliance
officer
Closed End Mutual Funds	Not	Not Required	Required	Required
Required

Open End Mutual Funds	Not	Not Required	Not Required	Not Required
Required

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Summary of Code Requirements by Employee Classification

	Supervised	Associated	Access	Investment
Preclearance Requirements

Prudential Employee Savings Plan (PESP)	Not	Not Required	Not Required	Not Required
Required

Deferred Compensation Plan	Not	Not Required	Not Required	Not Required
Required

Non-Brokerage Health Savings Account (HSA)	Not	Not Required	Not Required	Not Required
Required

Discretionary Managed Accounts	Not	Not Required	Not Required	Not Required
Required

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Exhibit C – Beneficial Interest

Beneficial Interest: The Code applies to all accounts and securities in which you have a Beneficial Interest (as defined above in Exhibit A – Key Definitions). This means that if you can profit, directly or indirectly, or share in any profit from a transaction, you have a Beneficial Interest. If you are unsure if an account or investment falls under your beneficial interest, contact Compliance for further guidance.

Employees Located Outside of the U.S.: If you are located outside of the United States, you may not be required to disclose or report information regarding accounts for which a spouse, dependent family member and/or minor child has a beneficial interest. Please contact your Local Business Unit Compliance Officer for clarification.

Beneficial Interest	Not Beneficial Interest

You have a spouse, domestic partner, or similar	You have a roommate and do not share bank and
cohabitation arrangement: If you contribute to the	investment accounts or provide material financial
maintenance of a household and the financial support of a	support to one another. Roommates are presumed to be
partner or vice versa, your partner’s accounts and	temporary and therefore you do not have beneficial
securities you have beneficial interest and are required to	interest in one another’s accounts and securities and
disclose.	are not required to disclose.

Your parents live with you: If you provide financial support to your parents, your parents’ accounts, and securities you
have beneficial interest and are required to disclose.

Your child has an investment account (e.g., UGMA/UTMA)	Your child has an investment account (e.g.,
UGMA/UTMA) If someone other than you (or your
If you (or your spouse) are the custodian for the minor
spouse) is the custodian for your minor child’s account,
child, the child’s accounts give you beneficial interest and the account does not give you beneficial interest and
you are required to disclose.
you are not required to disclose.

You have an adult child living in your home: If you provide	You have power of attorney: If you have been granted
power of attorney over an account, you do not have
financial support to your child, your child’s accounts and
beneficial interest until the time that the power of
securities give you beneficial interest and you are required attorney has been activated. Prior to activation, you do
to disclose.
not have to disclose; post activation you do.

You have a college-age child: If your child is in college and you still claim the child as a dependent for tax purposes,
you have beneficial interest of their accounts and securities and are required to disclose.

You are the executor, trustee and/or the beneficiary of a
trust: Due to the complexity and variety of trust
agreements, these situations require case-by-case review
by Compliance.

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Exhibit D – Jurisdictional Guidance

This table provides a summary of the application of the Code based on employee location. Contact your local Business Unit Compliance Officer if you have any questions.

Jurisdictional Area	Code
United States	Applies in Full
United Kingdom	Applies in Full
Netherlands	Applies in Full
Mexico	Applies in Full
Japan	Applies in Full - in addition, local regulations may
require more restrictive requirements – contact
your local compliance department if you have any
questions.
Ireland	Applies in Full

References

The Code complements and should be read in conjunction with other Global Enterprise Policies that address ethics and conflicts, such as Making the Right Choices, Conflicts of Interest Policy, Global Anti- Bribery and Anti-Corruption Policy, and the Global Insider Trading Policy.

The Code is designed to comply with laws, rules, and regulations applicable to Prudential’s business across the globe, including but not limited to:

▪Section 206 of the US Investment Advisers Act of 1940

▪Section 17(j) of the US Investment Company Act of 1940

▪SEC Rule 17j-1, Personal Investment Activities of Investment Company Personnel

▪SEC Rule 204-2, Books and Records To Be Maintained by Investment Advisers

▪SEC Rule 204A-1, Investment Adviser Codes of Ethics

▪FINRA Rule 3210, Accounts At Other Broker-Dealers and Financial Institutions

▪FINRA Rule 3280, Private Securities Transactions of an Associate Person

▪FCA COBS 11.7 and 11.7A, Personal Account Dealing

▪Hong Kong SFC Code of Conduct for Persons Licensed by or Registered with the SFC Section 12.2

▪IMAS Code of Ethics & Standards of Professional Conduct 2.12, Personal Conduct and Training

▪NYSE Listing Rules 303A.10, Code of Business Conduct and Ethics Requirements

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Table of Contents

1. Policy Statement....3
2. Persons Subject to the Policy....3
3. Additional Restrictions for Certain Individuals....4
4. Sanctions and Penalties....4
5. Definition of Material Non-Public Information....4
6. Prudential Trading Policy....6
7. Window Periods and Special Blackouts; Preclearance; Section 16....8
8. Rule 10b5-1 Trading Plans....9
9. Employee Responsibility and Non-Retaliation....9
10. Training....9
11. Post-Termination Transactions....9
12. Company Transactions....10
13. Related Material....10

Appendix A....A-1

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Insider Trading Policy

Geographical Scope:	Global
Issued Organization:	Law Department
Issued By:	Ann Kappler, EVP - General Counsel and Chief Compliance Officer
Owner:	Brian Spitser, Chief Disclosure Counsel
Published Date:	12/19/2023
Last Revised:	12/19/2023
Last Reviewed:	11/05/2024

1. Policy Statement

Prudential Financial, Inc. (together with its subsidiaries, the "Company," "Prudential," or "we") has an obligation under both U.S. federal and state securities laws to prohibit buying, selling, or making other transfers of securities by persons who have material non-public information ("MNPI"), as defined in greater detail in Section 5 below. Prudential has adopted this Insider Trading Policy ("Policy") to prevent insider trading and avoid the appearance of insider trading. You are responsible for ensuring that you do not violate federal or state securities laws or this Policy. This Policy has been designed to promote compliance with federal and state securities laws, and to protect Prudential, members of its Board of Directors and its employees from serious liabilities and penalties that can result from violations of these laws.

Persons with questions about this Policy should contact the Chief Disclosure Counsel, who is currently Brian Spitser.

2. Persons Subject to the Policy

This policy applies to:

a. *Employees, Officers and Directors.* This Policy applies to all employees, officers and directors of Prudential, anywhere in the world.

b. *Family Members.* This Policy applies to your family members who reside with you (including a spouse, a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and in-laws), anyone else who lives in your household (other than a household employee), and any family members who do not live in your household but whose transactions in Company securities are directed by you or are subject to your influence or control, such as parents or children who consult with you before

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they trade in Company securities (collectively referred to as "Family Members"). You are responsible for the transactions of these other persons and therefore should make them aware of the need to confer with you before they trade in Company securities, and you should treat all such transactions for the purposes of this Policy and applicable securities laws as if the transactions were directed by you and for your own account. Family Members of Designated Persons or Pre-Clearance Persons (as each term is defined below) shall be considered Designated Persons and Pre-Clearance Persons, as applicable, pursuant to this Policy.

c. *Entities that you Control*. This Policy applies to any entities that you influence or control, including any corporations, partnerships or trusts (collectively referred to as "Controlled Entities"), and transactions by these Controlled Entities should be treated for the purposes of this Policy and applicable securities laws as if they were directed by you and for your own account. Controlled Entities of Designated Persons or Pre-Clearance Persons shall be considered Designated Persons and Pre-Clearance Persons, as applicable, pursuant to this Policy.

d. *Third Parties*. The Law Department may, at its discretion, require certain third parties, such as consultants or contractors who do or may have access to MNPI, to comply with the terms of this Policy.

3. Additional Restrictions for Certain Individuals

Certain employees of the Company, such as employees associated with the Company's investment advisory or broker dealer functions, may be subject to additional restrictions on personal securities trading that are not contained in this Policy. Any employee subject to such additional restrictions will have been notified by the Compliance Department of his or her designation as a "Supervised Person," "Access Person" or "Investment Person" and should refer to the Investment Advisor Code of Ethics and/or specific Broker Dealer Compliance Manual for additional information regarding those restrictions.

4. Sanctions and Penalties

Violations of insider trading laws can result in severe civil and criminal sanctions. You may have to pay civil fines for up to three times the profit you gained, or loss avoided by such trading, as well as criminal fines of up to $5 million. You also may have to serve a jail sentence of up to 20 years. In addition, Prudential may face civil penalties up to the greater of $1 million, or three times the profit gained, or loss avoided as a result of your insider trading violations, as well as criminal fines of up to $25 million.

5. Definition of Material Non-Public Information

a. *Material Information.*

"Material" information is information that, considering all of the surrounding facts and circumstances, a reasonable person would consider important in making a decision to

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buy, sell or hold a security. Both positive and negative information can be material. There is no "bright line" between what is material and what is not. Since materiality must always be determined in light of all of the surrounding facts and circumstances, a change in those facts and circumstances may well change the nature of the information from non-material to material. Moreover, although multiple pieces of information may not be material individually, if the aggregate effect of those pieces would alter the "total mix" of available information regarding the issuer, then such pieces of information are considered material.

In general, information about financial results, plans or projections for Prudential, its divisions and reporting segments (e.g., the type of information that is typically included in the Company's quarterly earnings release and investor presentations) should be presumed to be material.

In addition, other types of information that may be considered material include:

- Joint venture, merger or acquisition or asset or business disposition
- Entry into or termination of a material agreement
- Financial forecasts, projections and predictions
- Change in senior management
- Significant litigation, governmental or regulatory action
- Major personnel changes which may include significant layoffs or reorganizations
- Change in capital investment plans
- Change in actuarial assumptions
- Non-renewal of a significant number of policyholders
- Declaration of a dividend or change in dividend policy
- Changes in credit or financial strength ratings
- Changes in pricing or pricing assumptions
- Offerings of Prudential securities
- Repurchases or redemptions of Prudential debt or equity securities, including authorization of a program to effect future repurchases or redemptions
- Significant cybersecurity breaches, data losses, service disruptions or similar incidents
- Existence of an event-specific blackout period (discussed in Section 7a below)

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b. *Non-public Information.*

"<u>Non-public</u>" information is information that has not been disclosed to the general public. In order to establish that the information has been disclosed to the public, the information must be widely disseminated. Information generally would be considered widely disseminated if it has been disclosed through the Dow Jones "broad tape," newswire services, a broadcast on widely available radio or television programs, publication in a widely available newspaper, magazine or news website, or public disclosure documents filed with the SEC that are available on the SEC's website. By contrast, information would likely not be considered widely disseminated if it is available only to the Company's employees, or if it is only available to a select group of analysts, brokers and institutional investors. Once information is widely disseminated, it is still necessary to provide the investing public with sufficient time to absorb the information. As a general rule, information should not be considered fully absorbed by the marketplace until after the second full trading day after the day on which the information is released. If, for example, the Company were to make an announcement on a Monday, you should not trade in Company securities until after close of market on Wednesday. Depending on the particular circumstances, the Company may determine that a longer or shorter period should apply to the release of specific material nonpublic information.

6. Prudential Trading Policy

a. *General Prohibition*

You may not trade or transact, directly or indirectly, in Prudential securities when you have MNPI about Prudential.

In addition, if, in connection with your duties to Prudential, you obtain MNPI about another company, including but not limited to Prudential's customers and suppliers, competitors, a company or business in which Prudential has invested, or a company with which Prudential is negotiating a major transaction, you may not trade in that company's securities or the securities of another publicly traded company whose price may be affected by such information, until the information becomes public or is no longer material. Information that is not material to Prudential may nevertheless be material to another company.

There is no exception for small transactions or transactions that may seem necessary or justifiable for independent reasons, such as the need to raise money for an emergency expenditure.

b. *No Tipping*

You may not convey MNPI about Prudential or another company to others. You also may not suggest that anyone purchase or sell any Prudential securities or any other company's securities while you are in possession of MNPI regarding Prudential or such other company. These practices, known as "tipping," also violate the U.S. securities laws and

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can result in the same civil and criminal penalties that apply if you engage in insider trading directly, even if you do not receive any money or derive any benefit from trades made by persons to whom you passed MNPI. This Policy against "tipping" applies to information about Prudential and its securities, as well as to information about other companies. This Policy does not restrict legitimate business communications on a "need to know" basis.

c. No Speculative Trading

It is against Prudential's interest for you to engage in speculative transactions in Prudential securities. Therefore, with respect to Prudential securities, you may not engage in: (a) short sales (selling Prudential securities you do not own); (b) transactions involving publicly traded options or other derivatives, such as trading in puts or calls; or (c) hedging transactions.

d. Pledging; Margin Accounts

Securities held in a margin account or pledged as collateral may be sold without your consent if you fail to meet a margin call or if you default on a loan and a margin or foreclosure sale may result in unlawful insider trading. Because of this risk, you are prohibited from pledging, or using as collateral, Prudential securities to secure personal loans or other obligations, and holding shares of Prudential common stock in a margin account.

e. Transactions Subject to this Policy

For purposes of this Policy, references to "trading" and "transactions" include, among other things:

- purchases and sales of Prudential securities in public markets;
- sales of Prudential securities obtained through the exercise of employee stock options and the vesting of other equity awards granted by Prudential;
- Elections made pursuant to the Company's 401(k) plan, or deferred compensation plan, if such elections result in purchases or sales of Prudential securities;
- Elections made pursuant to the Company's employee stock purchase plan, and sales of the securities acquired pursuant to such plan;
- making gifts of Prudential securities;
- entering into, amending or terminating a Rule 10b5-1 plan; and
- other economically equivalent transactions.

The exercise of Prudential stock options for cash and net exercises of stock options in which Prudential withholds shares to cover the aggregate exercise price and/or tax withholding obligations are not subject to this Policy. However, broker-assisted cashless

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exercises of Prudential stock options, in which the broker sells into the open market shares of Prudential common stock issued upon exercise of a stock option to cover the aggregate exercise price and other obligations are subject to this Policy. The receipt or vesting of Prudential equity awards granted under the Company's stock incentive plans is not subject to the Policy.

7. Window Periods and Special Blackouts; Preclearance; Section 16

a. *Window Periods and Special Blackouts*

"Designated Persons" are those individuals who are so designated from time to time by the Company, usually due to those individuals having routine access to quarterly financial data constituting MNPI. Designated Persons may only trade or transact in Prudential securities during an open "Trading Window," which is the period of time commencing at the opening of business on the date that is two full trading days after an earnings release and ending at the close of business on the date that is two weeks prior to the end of each quarter, or such other period of time as determined at the discretion of the Law Department.

For the avoidance of doubt, the restrictions set forth in Section 6 above, including the prohibition against trading while in possession of MNPI, apply at all times regardless of whether the Trading Window is open or closed.

From time to time due to certain developments relating to MNPI, Prudential may implement special blackout periods during which the Company may notify particular individuals that they should not engage in any transactions involving the purchase or sale of Prudential securities or the securities of another company. If you are subject to a special blackout period, you must not trade in the applicable company's securities during such time and you must not disclose to others the fact that you are prohibited from trading.

It is not Prudential's policy to impose special blackout periods every time that MNPI exists, or every time that a Prudential employee may be in the possession of MNPI. Thus, the absence of a special blackout should not be interpreted as permission to trade.

b. *Pre-clearance Policy*

Prudential requires directors and employees at the level of Senior Vice President and above ("Pre-Clearance Persons") to obtain pre-approval in advance of effecting any purchase, sale or other trading of Prudential securities, other than transactions made under an approved Rule 10b5-1 Trading Plan pursuant to Section 8 below. The pre-clearance requirement applies to Pre-Clearance Persons even if they are initiating a transaction during an open Trading Window and when a special blackout period is not in place.

If pre-clearance is granted, the transaction must be executed by the end of the first full trading day after the approval is obtained, but regardless may not be executed if you acquire MNPI concerning Prudential during that time. If a transaction is not completed within the period described above, the transaction must be pre-approved again before it

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may be executed.

If a proposed transaction is not approved under the pre-clearance policy, you may not transact in Prudential stock, and you should not inform anyone within or outside of Prudential that your pre-clearance request was denied. Any transaction under a Rule 10b5-1 trading plan (discussed below) will not require pre-clearance at the time of the transaction.

Employees of the Company should submit pre-clearance requests electronically utilizing the Company's STAR compliance system. Members of the Board of Directors who are not employees of the Company should submit pre-clearance requests to the office of the corporate secretary.

c. *No Short-Term Trading of Company Securities by Section 16 Reporting Persons*

The SEC's short-swing profit rules penalize Section 16 Reporting Persons who sell any Company securities within six months of a purchase by requiring such person to disgorge all profits to the Company whether or not such person had knowledge of MNPI. "Section 16 Reporting Persons" are members of the Company's Board of Directors and certain executive officers who are subject to the reporting and "short-swing profit" liability provisions of Section 16 of the Securities and Exchange Act of 1934, as amended.

8. Rule 10b5-1 Trading Plans

The Company permits employees at the level of Senior Vice President or more senior to enter into 10b5-1 trading plans. All Rule 10b5-1 trading plans, including any amendments or terminations, are subject to the Prudential Financial, Inc. Policy Concerning Rule 10b5-1(c) Individual Trading Plans, attached hereto as Appendix A, and must be reviewed and approved in advance by the Law Department.

9. Employee Responsibility and Non-Retaliation

Employees are required to promptly report any known violations of this Policy to their business or function Chief Legal Officer or Chief Compliance Officer. As set forth in Prudential's Reporting Concerns and Non-Retaliation Master Policy, Prudential strictly prohibits retaliatory, threatening, or harassing acts against any employee for making a report in good faith of reasonably suspected unethical or unlawful behaviors or practices. Anyone found to have violated this Policy will be subject to disciplinary action.

10. Training

Prudential takes reasonable steps to provide appropriate training on the use and protection of MNPI. It is the employee's responsibility to complete required training, and to seek guidance from supervisors, management, Compliance or Law.

11. Post-Termination Transactions

The Policy continues to apply to transactions in Prudential securities and other

9

company's securities even after termination of employment or service with Prudential. If an employee, officer or director has MNPI when his or her service terminates, that person may not engage in any transaction in Prudential or the applicable company's securities until that information has become public or is no longer material, except as otherwise specified in the Policy.

12. Company Transactions

From time to time, Prudential may engage in transactions in its own securities. It is Prudential's policy to comply with all applicable securities and state laws (including appropriate approvals by the Board of Directors or appropriate committee, if required) when engaging in transactions in Prudential securities.

13. Related Material

Legal Standards for Internal and External Communications

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Appendix A

Prudential Financial, Inc. Policy Concerning Rule 10b5-1(c) Individual Trading Plans

Policy Concerning Rule 10b5-1(c)
Individual Trading Plans

A. Permissibility of Individual Trading Plans under Insider Trading Policy.

Prudential Financial, Inc. (the "Company") has adopted an Insider Trading Policy prohibiting, among other things, "insider trading" – that is, trading by Company officers, directors and employees in securities issued by the Company while they are aware of material non-public information. Failure to comply with these restrictions may result in violations of the federal securities laws and subject persons failing to comply to civil and criminal penalties and to discipline by the Company up to and including termination of employment.

Since material non-public information can come into existence or become known at any time, it can be difficult for certain officers, directors and employees to sell or purchase Company securities, or to exercise Company stock options, to meet personal financial objectives because they may not trade during periods in which they have such information. There also may be uncertainty as to whether particular information constitutes material non-public information, which in itself may effectively prevent the sale of Company securities, including the exercise of Company stock options, by persons aware of the information.

Partially addressing these limitations and concerns, Rule 10b5-1(c), adopted by the Securities and Exchange Commission, provides an affirmative defense to allegations of insider trading for trades implemented in accordance with a Rule 10b5-1(c) trading plan, also referred to below as an "Individual Trading Plan", that is entered into by an insider while unaware of material non-public information.
Accordingly, the Insider Trading Policy provides for an exception to certain of the requirements of the Insider Trading Policy in the case of sales of Common Stock or exercises of Common Stock options implemented in accordance with a pre-established written Individual Trading Plan in conformity with this Policy.

B. Eligibility to Enter into Individual Trading Plans.

This Policy is intended to permit entry into Individual Trading Plans by those officers and employees who are most likely to be effectively prevented or restricted as a legal or practical matter from selling Common Stock or exercising Common Stock options under the Insider Trading Plan because of the nature of their responsibilities or positions.

Individual Trading Plans satisfying the requirements of this Policy may be entered into only by the following persons (each an "Eligible Person"):

(a) Executives at Grades 1 through 4 or equivalents (including all "Section 16 officers"); and
(b) Employees at Grades 5 through 7 or equivalents identified by the General

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Counsel as individuals whose job responsibilities entail the possession from time to time of material non-public information that may reasonably be expected to effectively prevent or restrict them as a legal or practical matter from selling Common Stock or exercising Common Stock options during "open trading window" periods established by the Company.

Any Individual Trading Plan entered into by an Eligible Person must satisfy all the conditions and requirements of this Policy.

C. Scope of Permitted Individual Trading Plans.

This Policy permits an Eligible Person to enter into an Individual Trading Plan for the purpose of effecting any of the following transactions through that Eligible Person's account at the brokerage firm (currently E*TRADE Financial) designated by the Company to provide broker/dealer services for the Prudential Omnibus Incentive Plan (each an "Eligible Transaction"):

(a) the exercise of Common Stock options;

(b) the sale of Common Stock received upon the exercise of Common Stock options;

(c) the sale of Common Stock upon the lapse of restrictions applicable to grants of Restricted Stock or Restricted Stock Units; and/or

(d) the sale of Common Stock received in respect of Performance Share awards.

This Policy does not contemplate or permit the use of Individual Trading Plans for any other transactions or for any transactions through any other brokerage account.

Eligible Transactions pursuant to an Individual Trading Plan established and implemented in accordance with this Policy may be effected in either "open trading window" periods or "closed trading window" periods.

D. Requirements for Individual Trading Plans.

Under Rule 10b5-1(c), an Eligible Person's Individual Trading Plan must: (a) specify the amount (number of shares or specified dollar value) of options to be exercised and/or securities to be sold and the price at which and the date on which the securities are to be sold; or (b) include a written formula or algorithm, or computer program, for determining the amount of options to be exercised and/or securities to be sold and the price at which and the date on which the securities are to be sold.

In general, an Individual Trading Plan must not permit the Eligible Person to exercise any subsequent influence over how, when or whether to effect an exercise or sale and must ensure that no other person who may exercise such influence under the Individual Trading Plan (such as the Eligible Person's broker or financial advisor) is aware of material nonpublic information when doing so.

If you are an Eligible Person, you may enter into a written Individual Trading Plan for the purpose of carrying out one or more Eligible Transactions, provided that you satisfy (a)

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all of the conditions and requirements of Rule 10b5-1(c) (the "Rule 10b5-1(c) Requirements") and (b) such additional conditions and requirements as the Company may from time to time establish (the "Company Requirements").

1. Rule 10b5-1(c) Requirements.

For you to be entitled to the protection provided by Rule 10b5-1(c), you must satisfy all of the following Rule 10b5-1(c) Requirements:

(a) You may only enter into or amend an Individual Trading Plan while you are not aware of material non-public information;

(b) All your purchases and sales must be made in accordance with the Individual Trading Plan and, except pursuant to an amendment or termination approved in accordance with this Policy, you may not alter or deviate from, or try to influence in any way the transactions to be executed under, the terms of the Individual Trading Plan (whether by changing the amount, price, or timing of any sale or exercise);

(c) You may not enter into or alter any corresponding or hedging transaction or position with regard to any options exercised or securities sold pursuant to your Individual Trading Plan;

(d) Trading under the Individual Trading Plan cannot begin until the later of: (a) 90 days after the adoption of the Individual Trading Plan; or (b) two business days following the disclosure of the company's financial results in a Form 10-Q or Form 10-K for the fiscal quarter in which the plan was adopted;

(e) When adopting an Individual Trading Plan, you must include a representation in the Individual Trading Plan certifying, at the time of the adoption of the Individual Trading Plan, that: (a) you are not aware of MNPI about the Company or its securities; and (b) you are adopting the plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5;

(f) You may not have another outstanding (and may not subsequently enter into any additional) Individual Trading Plans during the same period;

(g) You many not have more than one single-trade Individual Trading Plan during any 12-month period. A "single-trade plan" is one "designed to effect" (e.g., has the practical effect of requiring) the purchase or sale of securities as a single transaction. A plan is not designed to effect a single transaction where the plan (a) leaves the person's agent discretion over whether to execute the plan as a single transaction, or (b) provides that the agent's future acts will depend on events or data not known at the time the plan is entered into (such as a plan to execute specified sales or purchases at each of several given future stock prices) and it is reasonably foreseeable at the time the plan is entered into that it may result in multiple transactions; and

(h) You must act in good faith with respect to the Individual Trading Plan.

2. Additional Company Requirements.

The Company requires that all Individual Trading Plans also satisfy the following Company Requirements:

(a) The entry into and any amendment to or discretionary termination of an

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Individual Trading Plan must be pre-cleared by persons within the Law Department and Compliance Department designated by the General Counsel to review Individual Trading Plans for compliance with applicable securities laws, this Policy and the Insider Trading Policy. Once the Individual Trading Plan is pre-cleared, no further pre-clearance is required for individual transactions executed in accordance with the Individual Trading Plan.

(b) The Individual Trading Plan may only be entered into, amended or terminated at the discretion of the Eligible Person during a regular quarterly "open trading window" period and while there is no special "blackout" applicable to the Eligible Person.

(c) The Eligible Person entering into an Individual Trading Plan shall furnish to the Company a Certificate substantially in the form of Exhibit A hereto, with such additions and modifications as the Law Department may from time to time generally or in any particular case determine to be necessary or advisable. Similarly, in connection with any amendment to or discretionary termination of an Individual Trading Plan, the Eligible Person entering into or agreeing to such amendment or termination may be required to furnish to the Company such additional certifications as the Law Department may from time to time generally or in any particular case determine to be necessary or advisable.

Eligible Persons should allow at least five business days after submission for review of an Individual Trading Plan by the Compliance Department and the Law Department. Note in this regard that the Rule 10b5-1(c) Requirement described in Paragraph D(1)(a) above and the Company Requirement described in clause (b) of this Paragraph D(2) must be satisfied on and as the date the Individual Trading Plan is executed rather than the date of submission. (See Paragraph J)

As part of its review, the Compliance Department will confirm with the Human Resources Department that the Individual Trading Plan is structured to ensure compliance with the Company's Common Stock share retention requirements, to the extent applicable. (See Paragraph H)

The Company will require that all Individual Trading Plans give the Company the unilateral right, in its sole discretion, to terminate or suspend the Individual Trading Plan for any reason.

The requirements of clauses (a) through (c) of this Paragraph D(2) do not apply to any termination of an Individual Trading Plan (i) on a fixed date established by the terms of the Individual Trading Plan, (ii) upon the completion of all transactions contemplated by the Individual Trading Plan, (iii) upon the commencement of proceedings in respect of or triggered by the Eligible Person's bankruptcy or insolvency, (iv) upon the death of the Eligible Person, or (v) by the Company as contemplated in the immediately preceding paragraph.

To avoid potential legal issues, an Eligible Person establishing an Individual Trading Plan should do so independently of, and should not discuss or coordinate in advance the terms of his or her Individual Trading Plan with, any other Eligible Person.

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Each Individual Trading Plan, and any amendment to or discretionary termination of any Individual Trading Plan, must be in writing. An Eligible Person is required to furnish to the General Counsel or persons designated by the General Counsel a complete execution copy of any Individual Trading Plan of such Eligible Person, and of each amendment thereto or document effecting any discretionary termination thereof, promptly after the execution thereof.

E. <u>Compliance with Other Rules, Regulations and Reporting Requirements</u>.

A proper Individual Trading Plan will provide an affirmative defense against allegations of insider trading under Section 10(b) of the Securities Exchange Act of 1934 but does not relieve any Eligible Person of his or her obligations to comply with other federal or state legal and filing requirements applicable to transactions in securities of the Company. Accordingly, each Individual Trading Plan must provide appropriate mechanisms to ensure the Eligible Person complies with all laws, rules and regulations applicable to securities transactions under the Individual Trading Plan by that Eligible Person, including mechanisms to ensure compliance with the applicable volume and other restrictions of Rule 144 under the Securities Act of 1933 and the timely filing of all reports (including Forms 144 and Forms 4) required under Rule 144 and under Sections 13(d), 13(g) and 16 of the Securities and Exchange Act of 1934.

Eligible Persons who are "Section 16 officers" are reminded of the applicability of the "short swing profits" recovery provisions of Section 16(b) of the Securities Exchange Act of 1934 to their transactions in securities of the Company, including transactions effected pursuant to an Individual Trading Plan. In particular, depending on the terms of the Individual Trading Plan, it is possible that the Section 16 person may be effectively precluded from purchasing Common Stock outside of the Individual Trading Plan (except in exempt transactions) due to such provisions. The Eligible Person will be required to represent to the Company that he or she will not take any action, including purchases within six months of any sale under his or her Individual Trading Plan, that would trigger Section 16(b) "short swing" liability.

F. <u>Transactions Outside of Individual Trading Plan</u>.

An Eligible Person should not assume that he or she will be free to buy or sell Common Stock or exercise Common Stock options outside of his or her Individual Trading Plan

Individual Trading Plan.

G. Public Announcement of Transactions.

The Company reserves the right to make public announcements (including the issuance of a press release and/or the filing with the Securities and Exchange Commission of a Current Report on Form 8-K) regarding any Individual Trading Plan, including but not limited to public announcement of information as to the timing of transactions and the amount and price of securities sold and the number of options exercised. Moreover, the Company is required to disclose in Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K whether during the preceding quarter any director or officer adopted or terminated an Individual Trading Plan and certain information about such Individual Trading Plan.

H. Share Ownership Requirements.

The Individual Trading Plan of any Eligible Person who is subject to the Company's Common Stock share retention requirements must be structured to ensure compliance with those requirements. It is suggested that the Company's voluntary share ownership guidelines be borne in mind by other Eligible Persons. As part of its review of Individual Trading Plans, the Compliance Department will confirm with the Human Resources Department that the Individual Trading Plan is structured to ensure compliance with the Company's Common Stock share retention requirements, to the extent applicable.

I. Certain Additional Responsibilities of Eligible Persons.

Pre-clearance of an Individual Trading Plan by the Company as contemplated by this Policy is conducted as part of the implementation of the Company's insider trading policies. Such pre-clearance does not include a complete review of the Individual Trading Plan and does not constitute a statement or recommendation by the Company as to the advisability of the Eligible Person establishing or implementing such Individual Trading Plan or any Individual Trading Plan.

It is important to note that Rule 10b5-1(c) only provides a defense (which must be proven) in the event there is a claim alleging insider trading. It does not prevent anyone from bringing a claim or otherwise challenging a transaction. Nor does it prevent the media from reporting about any transaction.

Each Eligible Person is solely responsible for any and all fees and expenses, including account fees, and any and all trading or other losses incurred by such Eligible Person in connection with any Individual Trading Plan established by such Eligible Person, and the Company has and assumes no responsibility therefor.

If an Eligible Person's employment with the Company terminates while the Eligible Person has an Individual Trading Plan in effect, the Individual Trading Plan will continue in effect notwithstanding such termination. The Eligible Person will be solely responsible for ensuring that the Individual Trading Plan, and any transactions thereunder, continue to satisfy all applicable legal and other requirements.

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The Company strongly urges each Eligible Person to consult his or her independent legal, accounting and tax advisors regarding any Individual Trading Plan proposed to be established by such Eligible Person.

J. Submission of Individual Trading Plans for Pre-Clearance; Questions About This Policy.

An Eligible Person with questions about this Policy should contact either (a) Richard Baker or Danny Fiore in the Compliance Department, (b) John Cafiero or Brian Spitser in the Law Department or (c) Kate Tekker, Eric Weinberg or Manting Zhang in the Human Resources Department.

An Eligible Person desiring pre-clearance of an Individual Trading Plan should submit the proposed Individual Trading Plan to Richard Baker or Danny Fiore in the Compliance Department. Eligible Person should allow at least five business days for review thereof. (See Paragraph D(2))

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EXHIBIT A TO POLICY CONCERNING RULE 10b5-1 TRADING PLANS

Certificate of Eligible Person
Concerning Rule 10b5-1(c) Individual Trading Plan

The undersigned, a Designated Person under the Insider Trading Policy of Prudential Financial, Inc. (the "Company"), hereby certifies as follows to the Company in connection with the Rule 10b5-1(c) trading plan proposed to be established by the undersigned (the "Individual Trading Plan"):

(1) The undersigned has furnished to the appropriate Company representatives a true and complete copy of the Individual Trading Plan for pre-clearance by the Company in accordance with the Company's Policy Concerning Rule 10b5-1(c) Individual Trading Plans (the "Policy");

(2) As of the date the Individual Trading Plan is established, the undersigned is not aware of any material non-public information concerning the Company;

(3) The undersigned is entering into the Individual Trading Plan in good faith and not as part of a plan or scheme to evade compliance with Rule 10b5-1 under the Securities Exchange Act of 1934 or any other federal or state securities laws or regulations or the Company's Insider Trading Policy or the Policy;

(4) While the Individual Trading Plan is in effect, the undersigned will not enter into or alter any corresponding or hedging transaction or position with respect to the options or securities covered by the Individual Trading Plan;

(5) The undersigned intends to complete all transactions contemplated by the terms of the Individual Trading Plan, and except pursuant to an amendment or termination pre-cleared in accordance with the Policy, the undersigned will not alter or deviate from, or try to influence in any way the transactions to be executed under, the terms of the Individual Trading Plan (whether by changing the amount, price or timing of any transaction);

(6) The undersigned will not, directly or indirectly, communicate any material non-public information relating to the Company or its securities to any broker, dealer, financial advisor, trustee or any other third party that is involved, directly or indirectly, in executing the Individual Trading Plan at any time while the Individual Trading Plan is in effect or otherwise in violation of applicable Company policy or law;

(7) The undersigned will not take, and will ensure that any person or entity with which the undersigned would be required to aggregate sales of securities pursuant to paragraph (a)(2) or (e) of Rule 144 under the Securities Act of 1933 will not take, any action that would cause the sales made under the Individual Trading Plan not to meet all applicable requirements of Rule 144;

(8) The undersigned will not take any action, including purchases within six months of any sale under the Individual Trading Plan, that will trigger "short swing profits" liability under Section 16(b) of the Securities Exchange Act of 1934;

(9) The undersigned will timely make all filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 required in respect of transactions pursuant to the Individual Trading Plan (including filings of any required Forms 144, 4 and 5), it being understood that in the case of filings of Forms 4 and 5 under Section 16 of the Securities Exchange Act of 1934 the undersigned may satisfy this representation by following the Company's prescribed practices and procedures in relation to such filings;

(10) The undersigned has consulted with his or her own advisers as to the personal legal, tax, business, financial and related aspects of the undersigned's establishment and implementation of the Individual Trading Plan and has not relied upon any advice with

Prudential
For Internal Prudential Use Only - Not for External Distribution

respect to such matters from the Company or its representatives; and

The undersigned understands that the Company may make public announcements (including the issuance of a press release and/or the filing with the Securities and Exchange Commission of a Current Report on Form 8-K) regarding the Individual Trading Plan, including but not limited to public announcement of information as to the timing of transactions and the amount and price of securities purchased or sold. Moreover, the Company is required to disclose in Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K whether during the preceding quarter any director or officer adopted or terminated an Individual Trading Plan and certain information about such Individual Trading Plan.

IN WITNESS WHEREOF, the undersigned has signed this Certificate this ____ day of _______________, 202__.

____
Name:
Title:

For Internal Prudential Use Only - Not for External Distribution

Prudential

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Applies to:

All employees (full-time and part-time), globally, that work for, or support, Prudential’s general account, institutional asset management, investment adviser, and broker dealer businesses (CIO, PGIM and PIMS).

All contractors, interns, temporary employees, and others who have been notified by compliance are subject to this policy.

Questions?

For any questions, please contact your local compliance officer.

These Standards complement other important Prudential policies that address ethics and conflicts, such as Prudential’s Code of Conduct

–Making the Right Choices, Conflicts of Interest Policy, Global Insider Trading Policy, and Code of Ethics – Personal Securities Investing Standards.

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Overview

Key Points

Who is covered under these Standards?

revised 01/30/2025

We are entrusted with our clients’ investment assets and as such, Prudential Financial, Inc. and its subsidiaries (collectively “Prudential,” “PFI” or the “Company”) aspire to the highest standard of business ethics. Our Code of Conduct (Making the Right Choices) and Code of Ethics - Personal Securities Investing Standards require that our businesses that routinely have access to material non- public information (“MNPI”), also known as inside information, about Issuers or securities have reasonably designed policies and procedures to preserve the confidentiality of MNPI and limit its communication to other areas of the Company.

Our Insider Trading and Information Barriers Standards (“Standards”) allow us to properly protect MNPI and to comply with laws and regulations governing insider trading. These Standards are designed to manage the conflicts of interest arising by one Investment Sector receiving MNPI which would adversely impact the investment activity of other Investment Sectors.

These Standards provide a framework to ensure we meet our obligation regarding MNPI including:

providing ongoing employee training;

maintaining information barrier controls, physical and technological segregation, between investment sectors to limit the inadvertent dissemination of MNPI (See Exhibit A for list of Investment Sectors with distinct information barriers);

sharing MNPI only on a need-to-know basis;

maintaining Restricted Lists, and prohibiting client and personal trading in securities (and related financial instruments) of Identified Issuers; and

establishing compliance monitoring procedures.

You may not communicate any Confidential Information or MNPI of any Identified Issuer in your Investment Sector to anyone outside of your Investment Sector, unless you have received prior written approval of a Compliance Officer. Also, you may not elicit Confidential Information or MNPI from anyone including employees of another Investment Sector.

If you obtain MNPI from any source with respect to an Issuer, you must immediately notify your Investment Sector Compliance department.

Except as otherwise noted, these Standards apply globally to all directors, officers, and employees (including applicable contractors, interns, temporary employees, and others who have been notified by compliance) of/or supporting certain Prudential asset management, investment adviser and/or broker dealer businesses, including Prudential Chief Investment Office (“CIO”), PGIM, and Prudential Investment Management Services (“PIMS”), throughout the Company regardless of geographic location (“Employees”).

For the purposes of this policy, “PGIM” refers to all PGIM affiliated investment advisers, business units and their associated functional areas.

4

You are required to become familiar with and to comply with these Standards and to attest at least annually your understanding of and compliance with these Standards. Violations of these Standards will be considered serious matters and may lead to disciplinary actions, up to and including termination of employment in appropriate cases, to the extent consistent with local law.

Any questions with respect to these Standards should be referred to Compliance or the Law Department

Failure to comply with any of the requirements (or report potential violations) of these Standards may result in violations of securities laws and regulations. Prudential takes such violations very seriously. Any potential violation of the provisions of these Standards will be investigated by Law & Compliance. If a determination is made that a violation has occurred, we may impose appropriate sanctions, up to and including termination of employment or referral to regulatory, civil, or criminal authorities.

To report suspected violations of these Standards, you should contact Compliance. If you feel uncomfortable reporting directly to Compliance, you may also report suspected violations to our Ethics Help Line (1-800-752-70241) or Website https://prudential.ethicspoint.com. Prudential will not tolerate any discrimination, harassment, or retaliation against anyone who makes a good faith report or assists in an investigation.

You may voluntarily communicate with or provide information to government agencies regarding potential violations of the law without providing notice to, or obtaining approval, from Prudential. Nothing in these Standards is intended to, or should be interpreted, to preclude anyone from exercising these rights.

Above the Wall: For purposes of these Standards, means certain investment sector senior officers, and certain support functions that meet each of the requirements set forth below and are considered to be “above” any established information barriers. Anyone with this classification is subject to all of the Investment Sectors Restricted Lists and must adhere to all access and communication restrictions.

Chief Compliance Officer (CCO), Compliance Officer: For purposes of these Standards, means either the Prudential Chief Legal and Compliance Officer, the PGIM Chief Legal and Compliance Officer, or the relevant Investment Sector Chief Compliance Officer or a designee of any of the above.

Confidential Information: Information that the company has a contractual, legal or regulatory obligation to protect or for which unauthorized use or disclosure could negatively impact Prudential's customers or employees, business operations, reputation, or competitive advantage.

Company: Prudential Financial, Inc. and its subsidiaries, otherwise known as “Prudential.”

1International numbers are listed on the Ethics website and Prudential’s Code of Conduct: Making the Right Choices

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Identified Issuers: For purposes of these Standards, an issuer is deemed “identified” for purposes of these Standards whenever the information in question either includes the issuer’s name or other facts from which a knowledgeable investment analyst could infer its identity, and there is a potential for MNPI.

Information Barrier: Controls (physical, procedural, and/or technology) that prevent the flow of MNPI between different investment sectors. in accordance with applicable global regulatory requirements, guidance and industry best practices.

Insider: Includes both traditional insiders and temporary insiders. A traditional insider is generally any officer, director, partner, controlling shareholder, manager, or employee of a company who obtains MNPI about an issuer by virtue of their position or relationship with the company. A temporary insider is any person who receives MNPI about an issuer while performing services for them (e.g., accountants, lawyers, consultants, or underwriters)

Investment Sectors: For purposes of these Standards, means each distinct business group listed in Exhibit A that has its own investment and/or trading team that has been designated or grouped separately from other investment units.

Isolated Information Barrier: For purposes of these Standards, means barriers around groups or subgroups of employees of one or more Investment Sectors with respect to potential receipt or sharing of MNPI that has been approved by Prudential’s Chief Legal & Compliance Officer or the PGIM Chief Legal and Compliance Officer.

Material Information: Information that a reasonable person, considering all the surrounding facts and circumstances, would consider important in deciding to buy, sell or hold a security. Both positive and negative information can be material. A change in facts and circumstances may change the nature of the information from non-material to material. Multiple data points of non-material information may in aggregate alter the “total mix” of available information regarding an issuer to be considered material.

Material Non-public Information (“MNPI”): Information that is not available to the general public that a reasonable person, considering all the surrounding facts and circumstances, would find important in deciding whether or when to buy, sell, or hold a security. MNPI can be obtained from a number of sources.

Non-public: Information that has not been disclosed to the general public. Information is considered public if it is widely disseminated (for example, public filings, newswire services, etc.) By contrast, information would likely not be considered widely disseminated if it is available only to a company’s employees, or if it is only available to a select group of analysts, brokers, and institutional investors.

Restricted List: A list of Identified Issuers with respect to which Investment Sectors have MNPI. Investment Sectors and their employees may have or be subject to other Restricted Lists that are outside the scope of these Standards. You are prohibited from purchasing or selling securities of Identified Issuers on your respective business unit’s Restricted List(s).

Shared Sales Personnel: Collaborate on sourcing clients, onboarding clients, and may participate in client calls, meetings, and presentations. Such personnel’s personal trading will be subject to the respective Investment Sector Restricted Lists they support. Exhibit B lists the Shared Sales Personnel and the Investment Sectors that they support.

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A. Training

Initial Training

Periodic Training

B.

Communications

A.

B.

revised 01/30/2025

If you are classified as an Investment Sector employee, you must complete training on these Standards within 30 days of joining the Investment Sector.

If you are transferring from another Investment Sector you will need to consult with your respective Investment Sector Compliance Department to determine if any additional controls are needed if you are aware of any potential MNPI as a result of your prior role. (e.g., trading restrictions, isolated information barriers, etc.)

Each Investment Sector employee will participate in periodic training on these Standards.

At least annually, you must confirm/attest that you have read, understand, and will comply with these Standards.

You should consider if the non-public information is material to the Identified Issuer or another related issuer (e.g., its affiliates, competitors, target of a merger or acquisition), or security or its equivalent (e.g. derivative) if the dissemination of such information could significantly impact the price of value of a security. Generally, you should consider any information that a reasonable person would consider important in deciding to buy, sell or hold a security to be material.

If you have any questions about the materiality of particular non-public information, please contact your Investment Sector Compliance Officers or the Law Department.

For purposes of these Standards, our investment business units have been designated as, or grouped, into distinct Investment Sectors, listed in Exhibit A. These Investment Sectors are presumed to have access to the same information about Identified Issuers and accordingly share the same Restricted Lists. Notwithstanding the aforementioned presumption, employees are reminded that they are only permitted to share MNPI with other employees, even of the same Investment Sector, on a need-to- know basis.

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Each Investment Sector and its investment units and their employees are considered “walled off” from other Investment Sectors and are subject to access and communication restrictions about Identified Issuers as set forth in these Standards.

Investment Sectors and their employees are prohibited from trading securities of Identified Issuers on the Restricted List(s) to which they are subject, including for client, proprietary, or personal accounts.

You may not communicate to employee(s) in another Investment Sector any information:

about an Identified Issuer whose name appears on your Investment Sector’s Restricted List(s);

that may indirectly disclose any Identified Issuer in which you have MNPI; or

any specific Confidential Information of an Identified Issuer, a client, or prospective client of the Investment Sector.

In addition, you may not communicate with employees of another Investment Sector for the purpose of:

eliciting MNPI or Confidential Information with respect to any Issuer;

determining whether they have MNPI with respect to any particular Issuers or securities; or

determining whether the names of particular Issuers appear on another Investment Sector’s Restricted List.

These restrictions apply to all communications (oral, written, and digital) and must follow the Prudential Digital Communications and Acceptable Use Policy and Standards.

Business units from different Investment Sectors may establish a client and adviser relationship by entering into an investment management agreement. Communications between Investment Sectors that are limited to the client-advisory relationship are permitted and do not require Compliance preapproval (specific to the client’s portfolio(s)). These client advisory communications with affiliates should apply the same standards as third-party client advisory communications, such as avoiding selective disclosures and not disclosing MNPI.

Prior to communicating with a member of another Investment Sector, you must receive pre-approval from Compliance to determine if the topic of discussion relates to Issuers, Confidential Information or

8

MNPI.

Compliance Officers may approve certain communications otherwise prohibited above (Restricted Communications) as they deem appropriate. Such exceptions are subject to certain conditions imposed by Compliance, which may include:

monitoring of communications by Compliance Officers or the Law Department;

limiting the subjects to be addressed in oral communications;

pre-clearing written communications; and

requiring use of code names.

Investment Sector Compliance will maintain a log of approved cross-wall communications that involve Confidential Information or MNPI.

These Standards do not affect any party’s rights or obligations under confidentiality agreements or laws or regulations restricting the internal or external communication of issuer-related information by Prudential employees.

When an Investment Sector or any of its sub-divisions enters into a confidentiality agreement, governing information to be received from a third party in connection with an actual or potential investment, the employee signing the agreement is responsible for determining whether they will likely receive MNPI and notifying Compliance of the potential receipt of MNPI and notifying Investment Sector Compliance if/when they receive MNPI. Compliance will update the Investment Sector’s Restricted List(s) as necessary.

You must take precautions to ensure that Confidential Information, regardless of materiality, is not shared with individuals who do not need to know the information to perform their job role or function. In some cases, the terms of the confidentiality agreement may not permit the sharing of such information to other business units or Investment Sectors. Please consult the Law Department, as needed, in assessing the terms of any confidentiality agreement.

You should consult with your Investment Sector Compliance Officer before participating in external meetings that may provide access to Confidential Information about any Identified Issuer. Accessing such information can result in possible receipt of MNPI (e.g., confidential borrower information as loan syndicate members or creditors committee members).

When making presentations at any internal meetings (includes all formats – in person, teleconference, or videoconferencing) where employees of another Investment Sector are in attendance you must

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C. Records

D. Office Space

E. Trading Rooms

A. Above the Wall

revised 01/30/2025

adhere to the requirements listed above in Restricted Communications. Unless you are designated Above the Wall (See Exhibit A) or have received prior written approval from your Compliance Officer, you may not attend or participate in portions of any meetings, (including Board of Directors, Investment Committee, Capital and Financial Controls Committee, Risk Management, PGIM Investment Committee, etc.) during which employees of another Investment Sector are expected to discuss or present materials that include MNPI of an Identified Issuer.

Without the prior written approval of a Compliance Officer, you may not have access to any records (paper, electronic, databases, etc.) that contain MNPI for another Investment Sector (this includes board or committee memoranda, portfolio reports, Restricted Lists, trading records, non-public quality ratings assigned to issuers).

All office space occupied by Investment Sector employees must have appropriate controls to limit access to other Investment Sectors.

You are not permitted to enter the office space of another Investment Sector, unless you are classified as Above the Wall, have prior written approval of a Compliance Officer, or a Compliance-approved escort.

Compliance Officers may approve the location of non-investment personnel, who do not routinely access MNPI, on the same floor, provided there are reasonable controls. Such controls are determined by specific facts and circumstances.

You may not enter a trading room space maintained by another Investment Sector without a Compliance- approved escort

Certain Investment Sector Senior Officers and support functions (See Exhibit A) may need access across investment sectors to make strategic decisions or perform their job responsibilities. Employees designated as Above the Wall are not subject to the access and communication restrictions list above in these Standards

To be considered “above the wall”, you must meet each of the following conditions:

You are not a named portfolio manager and do not make security-specific trading or investment decisions for the Company or our clients;

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You must receive and disseminate non-public information only on a need-to-know basis;

You must receive prior approval from a Compliance Officer before disclosing MNPI to an Investment Sector which is not already in receipt of the information; and

Your personal trading is subject to the Restricted Lists of all of the Investment Sectors

Investment Sectors may share sales personnel who may collaborate on sourcing clients, onboarding clients, and may participate in client calls, meetings, and presentations.

If Shared Sales Personnel obtain MNPI from an Investment Sector they support, they are required to escalate this to Compliance immediately. Compliance will determine whether additional controls will be implemented, including (but not limited to) additional client and personal trading restrictions, and/or the implementation of an Isolated Information Barrier.

Shared Sales Personnel need Compliance Officer approval to be granted any electronic or physical access to the Investment Sectors that they support, and their personal trading will be subject to any applicable Restricted List(s) for the relevant Investment Sectors.

In certain circumstances, the PGIM Chief Legal and Compliance Officer, may classify certain individuals as being “above” an information barrier and therefore not subject to the access and communication restrictions set forth in these Standards. Investment unit Compliance will advise such individuals in writing of their status and of any other necessary specific restrictions.

Employees provided this limited exception are prohibited from disclosing non-public information about an Identified Issuer to any Investment Sector employee who does not already have access to the information without prior approval from a Compliance Officer.

The PGIM Chief Legal and Compliance Officer or an Investment Sector Chief Compliance Officer may designate a sub-division of the respective Investment Sector as a separate sub-division information barrier (the “Sub-division Barrier”) for the purpose of receiving and containing MNPI separate from the rest of the Investment Sector.

The Sub-division Barrier should have sufficient managerial, physical, and technological separation from the rest of the Investment Sector and have additional controls as determined by Compliance. With reasonable controls, the receipt of MNPI by the members of the Sub- division Barrier would not restrict the Investment Sector unless the MNPI was intentionally or inadvertently shared.

Investment Sector Compliance is responsible for documenting the approval, maintaining the applicable controls and escalating and addressing any breaches of the Investment Sector Sub- Division Barrier(s).

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In limited circumstances, the PGIM Chief Legal and Compliance Officer, or their designee, may approve certain cross-investment barrier project groups that may include individuals from different investment sectors to work together on specific business projects and would not be subject to access and communication restrictions set forth in these Standards in regard to the specific business project (e.g., forming a new fund; corporate strategic initiatives) on a temporary basis.

These employees are prohibited from disclosing non-public information about an Identified Issuer(s) to any employee that is not a member of the project group without prior approval from a Compliance Officer.

Prudential’s Chief Legal & Compliance Officer or the PGIM Chief Legal and Compliance Officer, may approve Isolated Information Barriers around one or a group of employees of one or more Investment Sectors with respect to potential receipt or sharing of MNPI.

Investment Sector Compliance is responsible for documenting the approval, maintaining the applicable controls and escalating and addressing any breaches of the Isolated Information Barrier.

PGIM’s Chief Legal and Compliance Officer is authorized to approve exceptions to and modifications of these Standards. Any requests should be documented and set forth the basis and rationale and any conditions to which the approval is subject.

Investment Sector Compliance will document any Information Barrier Breaches.

If a breach of an information barrier results in MNPI about an Identified Issuer being passed to another Investment Sector or within an Investment Sector but outside a sub-information barrier, the incident must be escalated to each Investment Sector’s Chief Compliance Officer or their designee.

Unless an Isolated Information Barrier is established, the Identified Issuer must be immediately added to each related Investment Sector’s Restricted List and will remain on the list until an assessment is made that the Investment Sector is no longer in receipt of MNPI.

12

Compliance Monitoring

A. Restricted Lists

Additions

Removals

B.

Miscellaneous

A.

revised 01/30/2025

Each Investment Sector Compliance team maintains a list of all Identified Issuers with respect to which Investment Sector Compliance was notified that its Investment Sector has MNPI.

You may not purchase or sell, for any account, securities of any Identified Issuer (including or any derivative contracts in respect of such securities) whose name appears on any applicable Restricted List, unless applicable law permits, and the compliance department approves. Subject to applicable law, exceptions to the above may be made if the purchase or sale is from or to the Identified Issuer, its’ underwriter for or a counterparty who also has access to the same MNPI.

Trading restrictions also apply to affiliated or unaffiliated funds (e.g., CLOs) if:

the underlying holdings include the Identified Issuer(s) of the Investment Sector; and

a reasonable investor would consider such composition of Identified Issuer(s) as material in making an investment decision.

If you obtain MNPI, from any source, with respect to an issuer, you must immediately notify your compliance department. Compliance will place the issuer’s name on the appropriate Investment Sector’s Restricted List(s) unless otherwise addressed (e.g., creation of Isolated Information Barriers). Trading restrictions will apply to related issuers (e.g. parents and subsidiaries) unless it can be determined that the MNPI is not material to those related issuers.

Once Compliance reasonably concludes that no employee of an Investment Sector possesses MNPI with respect to an Identified Issuer, they may remove such Identified Issuer from the applicable Restricted List(s).

For Investment Sectors that generally transact in private transactions with a party that has the same access to the MNPI, Compliance may limit the trading restriction to their employees’ personal trading account.

Compliance Officer approval is required when trading securities, instruments, or their equivalent with a party that does not have access to the same MNPI.

13

Exhibits A and B to these Standards may be amended with the approval of the PGIM Chief Legal and Compliance Officer.

PGIM Central Compliance shall maintain a central file of any written approvals, exceptions, confirmations, determinations, memoranda and communications required by this Statement of Standards

During business continuation events, Investment Sectors are permitted to operate in the same space subject to appropriate reasonable controls given the specific circumstances.

If the arrangement is expected to be less than 30 days, an Isolated Information Barrier Exception is not necessary.

Impacted employees will be required to certify/attest that MNPI was not shared or misused.

14

Investment Sectors

(also known as Information Barrier Groups)

Employees/Groups Designated as "Above the Wall"

Prudential Chief Investment Officer, Prudential Global Investment Strategy Managing Director, Prudential Head of Global Hedge Management, Prudential Chief of Global Portfolio Management, President & CEO of PGIM, Chief Operating Officer of PGIM, Chief Marketing Officer of PGIM, CEO of PGIM Multi- Asset Solutions, PGIM Chief Innovation Officer, CEO of PGIM Private Alternatives, President and CEO of PGIM Fixed Income, Chief Business Officer of PGIM Fixed Income, CEO and President of PGIM Investments, CEO President of PGIM Quantitative Solutions, and CEO of Jennison Associates

PGIM Compliance, PGIM Law, PGIM Finance, PGIM Risk Management, Enterprise Risk Management (Investment Risk and Market Risk), PGIM Institutional Relationship Group, PGIM Institutional Advisory & Solutions, PGIM Internal Audit (IA PGIM coverage), and PGIM Executive Support

	PGIM Fixed	Jennison	PGIM	PGIM	Deerpath	PGIM Real	Montana	Chief	PGIM Multi-
		Associates	Quantitative	Private			Capital	Investment	Asset
PGIM Investments	Income (FI)				Capital	Estate
		LLC	Solutions	Capital			Partners	Office	Solutions
Investment Sector	Investment				Investment	Investment
		Investment	Investment	Investment			Investment	Investment	Investment
	Sector*				Sector	Sector
		Sector	Sector	Sector			Sector	Sector	Sector

PGIM	PGIM Fixed Income	Jennison	PGIM	PGIM Private	Deerpath	All PGIM	Montana	Chief Investment	PGIM Multi-
Investments	(all units and	Associates	Quantitative	Capital	Capital	Real Estate	Capital	Office, including	Asset
(all units and locations,	locations, and	LLC	Solutions	(all units and	(all units and	(all units and	Partners	Global Hedge	Solutions
and investment sector	investment sector	(all units and	(all units and	locations, and	locations,	locations,	(all units and	Management	(all units and
support functions	support functions	locations, and	locations, and	investment	and	including	locations, and		locations, and
deemed to be BU	deemed to be BU	investment	investment	sector support	investment	GRES and	investment	Prudential Select	investment
employees)	employees	sector support	sector support	functions	sector	investment	sector support	Strategies	sector support
		functions	functions	deemed to be	support	sector	functions		functions
PGIM Custom Harvest	PGIM Japan Co. Ltd	deemed to be	deemed to be	BU	functions	support	deemed to be		deemed to be
LLC	Sub-Division Barrier	BU	BU employees)	employees)	deemed to be	functions	BU employees)		BU employees)
	Within FI:	employees)			BU	deemed to be
PGIM DC Solutions	* Capital Markets				employees)	BU
	Group - Fixed					employees)
Strategic Investment	Income Employees
Group (SIRG)	(also known as the
	PGIM FI Private					Impact &
	Credit Team)					Responsible
Investing

15

Shared Sales Personnel
Shared Sales Personnel	Investment Sectors Supported
PGIM Private Alternatives Sales	PGIM Real Estate
Personnel	PGIM Private Capital
Deerpath Capital
Montana Capital Partners

16